Exhibit 2.6

Execution Version

INDENTURE

dated as of November 7, 2013

between

GUANAY FINANCE LIMITED,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee

Indenture

-i-	Indenture

(Continued)

-ii-	Indenture

(Continued)

-iii-	Indenture

(Continued)

		Page

	ARTICLE VIII
	Indenture Supplements
Section 8.01	Indenture Supplements Without Consent of Noteholders	65
Section 8.02	Indenture Supplements with Consent of Noteholders	66
Section 8.03	Effect of Indenture Supplement	67
Section 8.04	Documents to Be Given to Indenture Trustee	68
Section 8.05	Notation on Notes in Respect of Indenture Supplements	68
Section 8.06	Meetings of Noteholders	68
Section 8.07	Amendments to Transaction Documents	69
	ARTICLE IX
	Consolidation, Merger, Sale or Conveyance
Section 9.01	Covenant Not to Merge, Consolidate, Sell or Convey property Except Under Certain Conditions	69
Section 9.02	Successor Corporation Substituted	69
Section 9.03	Opinion of Counsel Delivered to Indenture Trustee	70
	ARTICLE X
	Satisfaction and Discharge of Indenture; Unclaimed Moneys
Section 10.01	Satisfaction and Discharge of Indenture	70
Section 10.02	Application by Indenture Trustee of Funds Deposited for Payment of Notes	71
Section 10.03	Repayment of Moneys Held by Paying Agent	71
Section 10.04	Return of Moneys Held by Indenture Trustee and Paying Agent Unclaimed for Two Years	71
	ARTICLE XI
	Miscellaneous Provisions
Section 11.01	Incorporators, Stockholders, Authorized Officers and Directors of Issuer Exempt from Individual Liability	71
Section 11.02	Provisions of Indenture for the Sole Benefit of Parties and Noteholders	72
Section 11.03	Successors and Assigns of Issuer Bound by Indenture	72
Section 11.04	Notices	72
Section 11.05	Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein	73
Section 11.06	Payments Due on Saturdays, Sundays or Holidays	74

-iv-	Indenture

(Continued)

		Page

Section 11.07	Conflict of Any Provision of Indenture with Trust Indenture Act	74
Section 11.08	New York Law to Govern	74
Section 11.09	Waiver of Immunity; Submission to Jurisdiction and Appointment of Agent for Service of Process	74
Section 11.10	Counterparts	75
Section 11.11	Effect of Headings	75
Section 11.12	Judgment Currency	76
Section 11.13	Waiver of Jury Trial	76
Section 11.14	No Partnership or Joint Venture	76
Section 11.15	Severability	76
Section 11.16	No Waiver; Cumulative Remedies	77
Section 11.17	English Language	77
	ARTICLE XII
	Redemption of Notes
Section 12.01	Applicability of Article	77
Section 12.02	Notice of Redemption; Partial Redemptions	77
Section 12.03	Payment of Notes Called for Redemption	78
Section 12.04	Exclusion of Certain Notes from Eligibility for Selection for Redemption	79
Section 12.05	Limited Recourse and Non-Petition. The Indenture Trustee (and each Noteholder and Note Owner) shall have recourse only to the proceeds of the realization of the Contract Rights purchased by the Issuer once the proceeds have been applied in accordance with the terms of the Indenture (the “Net Proceeds”)	79
Section 12.06	Corporate Obligations. The Indenture Trustee (and each Noteholder and Note Owner) hereby acknowledge and agrees that the Issuer’s obligations under this Agreement, the Notes and the other Transaction Documents will be solely the corporate obligations of the Issuer, and that neither the Indenture Trustee (and each Noteholder or Note Owner) nor any other Person shall have any recourse against any of the directors, officers or employees of the Issuer for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated by this Agreement	79

-v-	Indenture

SCHEDULE I -	Maximum Scheduled Aggregate Base Amount

SCHEDULE II	Perfection Representations and Warranties

-vi-	Indenture

THIS INDENTURE, dated as of November 7, 2013 (as the same may be amended, modified or supplemented, this “Indenture”), between Guanay Finance Limited, a Cayman Islands exempted company incorporated with limited liability (the “Issuer”) and Citibank, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”).

WITNESSETH :

WHEREAS, the Issuer has duly authorized the issue from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more Series up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Notes; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer and the Indenture Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes and of the coupons, if any, appertaining thereto as follows:

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Noteholders of each Series from time to time issued and outstanding (and each of the other Beneficiaries), to the extent applicable, all of the Issuer’s right, title and interest in and to (a) the Contract Rights in respect of such Series of Notes, whether existing on the Closing Date or thereafter arising or acquired, (b) the Receivables and Collections in respect of such Contract Rights, whether existing on the Closing Date or thereafter generated, (c) the Collection Accounts, the Debt Service Reserve Account and, with respect to each Series, the Series Account corresponding thereto, in each case, including all amounts credited thereto or carried therein, any and all investments made with funds therein, any and all other financial assets credited thereto or carried therein and any and all security entitlements with respect to such financial assets, (d) the applicable Indenture Supplement and any other Transaction Document that relate to such Series, (e) all other property of whatever kind owned from time to time by the Issuer in respect of such Series, including deposit and securities accounts and all funds and investments in each such account, (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, (g) all other property, if any, specified and described as Collateral in the applicable Indenture Supplement for such Series, (h) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing and (i) all proceeds, substitutions and replacements of any of the foregoing, including all accounts, instruments, chattel paper, general intangibles, investment property, goods, documents, letter-of-credit rights and money relating to or arising out of, or which are proceeds of, the property described above (collectively, the “Collateral”).

Indenture

The foregoing Grant is made in trust to secure the payment of principal of and Interest on, and any other amounts owing in respect of, each Series of Notes, and to secure compliance with the provisions of this Indenture and any Indenture Supplement, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Noteholders of any applicable Series and the other Beneficiaries, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required.

ARTICLE I

Definitions

Section 1.01            Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. Capitalized terms used but not defined herein shall have the respective meanings set forth (including by reference) in the Assignment and Sale Agreement. All terms used in this Indenture that are defined in the Trust Indenture Act or the Securities Act, except as otherwise expressly provided or unless the context otherwise requires herein, shall have the meanings assigned to such terms in the Trust Indenture Act or the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” (“GAAP”) means such accounting principles as are generally accepted at the time of any computation in the applicable jurisdiction.

“Acceptable Bank” shall mean any commercial bank authorized to engage in the banking business having (a) a combined capital and surplus of at least U.S.$1,000,000,000 and (b) the Required Ratings set forth in clause (a) of the definition thereof.

“Additional Amounts” shall mean additional amounts as may be necessary in order that the net amounts receivable by each Investor after any withholding or deduction in respect of any taxes shall equal the amounts which would have been receivable in respect of any Series of Notes in the absence of such withholding or deduction, as such payments of such additional amounts are subject to certain exceptions set forth in Section 3.13 of this Agreement.

“Additional Series” shall mean any Series other than the Series 2013-1 Notes.

“Administration Agreement” shall mean the Administration Agreement, dated November 7, 2013, between the Issuer and Maples FS Limited, as administrator.

“Affected Series” shall mean, as of any date of determination, in respect of:

(a)            any action, proceeding, suit or claim against a Designated Obligor, each Series of the Notes which on such date represents an interest in the Contract Rights of such Designated Obligor;

2	Indenture

(b)            any Contract Right of any Designated Obligor, each Series of Notes which on such date represents an interest therein or in any Receivables or Collections therefrom;

(c)            any action, proceeding, suit or claim against any other Person, each Series of Notes which on such date has an interest in such action, proceeding, suit or claim or in the proceeds thereof; and

(d)            in addition to any of the foregoing in respect of any action, proceeding, suit or claim, each Series of Notes which is Materially and Adversely Affected by such action, proceeding, suit or claim.

“Aggregate Base Amount” shall mean, with respect to any Payment Period, the sum of the Base Amounts for such Payment Period with respect to all Series of Notes at the time outstanding, together with any other scheduled amounts distributable under the Indenture and the Indenture Supplements to any person other than the Sellers on the Payment Date immediately following the end of such Payment Period.

“Assignment and Sale Agreement” shall mean the Assignment and Sale Agreement, dated as of the date hereof, between the Initial Seller, the Issuer and each Subsequent Seller.

“AUPs” shall have the meaning set forth in Section 5.03(e).

“Authenticating Agent” shall have the meaning set forth in Section 6.14.

“Authorized Agent” shall mean the collective reference to the Paying Agent(s) and the Transfer Agent(s).

“Authorized Consultant” shall mean any of Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche, KPMG, BDO or FTI Consulting.

“Authorized Officer” shall mean (a) as to the Initial Seller or the Servicer, its Director General or any Director or its Chief Financial Officer or Treasurer; (b) as to the Issuer, with respect to notices or certificates delivered by it, any two or more of the directors, Assistant Secretaries or other officers whose names are set forth in the incumbency certificate delivered by the Issuer on the Closing Date or whose names are set forth in any Officer’s Certificate delivered by the Issuer to the other parties hereto after the date hereof, and with respect to knowledge of the Issuer, any one of such Assistant Secretaries or other officers; and (c) as to the Indenture Trustee, any trust officer or other officer or assistant officer performing the duties of the Indenture Trustee.

“Authorized Persons” shall have the meaning set forth in Section 6.02(q).

“Base Amount” shall mean, with respect to each Series and any Payment Period, the sum of the Quarterly Amortization Amount, if any, and all accrued and unpaid Interest (including any Additional Amounts and any Default Amounts), due in respect of the Notes of such Series on the Payment Date immediately following the end of such Payment Period.

3	Indenture

“Beneficiary” shall mean each of (a) the Investors and (b) the Indenture Trustee, both individually and in its capacity as indenture trustee.

“Board of Directors” shall mean either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” shall mean a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Indenture Trustee.

“Business Day” shall mean a day that is not (a) a Saturday or Sunday or (b) a day on which commercial banks in New York City, New York, Santiago, Chile, or the Cayman Islands are required or authorized to be closed.

“CAD Collection Account” shall mean a Canadian dollar-denominated account maintained by and in the name of the Indenture Trustee (as of the Closing Date, held at Citibank, N.A., New York, New York (IBAN: GB06CITI18500811780174; Swift CITIGB2L for credit to account no. 11780174; account reference: GUANAY FIN LTD CAD Collection AC)), and over which the Indenture Trustee shall have sole and exclusive dominion and control and sole and exclusive right of withdrawal.

“Collateral” shall have the meaning specified in the granting clause of this Indenture.

“Collection Accounts” shall mean, collectively, the Dollar Collection Account and the CAD Collection Account.

“Collections” shall mean all U.S. dollar- and Canadian dollar-denominated payments deposited into the Dollar Collection Account or the CAD Collection Account, as applicable, by the Designated Obligors in respect of the Receivables; provided that for purposes of calculating the Debt Service Coverage Ratio and the Pro Forma DSCR for any Computation Period, “Collections” shall mean the U.S. dollar and Canadian dollar payments deposited directly by the Designated Obligors into the applicable Collection Account during such Payment Period in respect of the Receivables.

“Commission” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Computation Period” shall mean, with respect to any date of determination, the period of three consecutive calendar months ending on the last day of the calendar month immediately preceding such date, with the initial Computation Period ending on February 28, 2014.

“Controlling Party” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

4	Indenture

“Corporate Trust Office” shall mean the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at (a) solely for the purpose of transfer, surrender, exchange or presentation for final payment of the Notes: 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310 – Citibank Agency & Trust, LATAM 2013-1 and (b) for all other purposes: 388 Greenwich Street, 14th Floor, New York, New York 10013 – Citibank Agency & Trust, LATAM 2013-1.

“Debt Service Coverage Ratio” or “DSCR” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

“Debt Service Reserve Account” or “DSRA” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

“Debt Service Reserve Letter of Credit” shall mean a letter of credit payable to the Indenture Trustee and issued (or confirmed) by an Acceptable Bank and in acceptable form (a Debt Service Reserve Letter of Credit shall be deemed acceptable so long as the Rating Agency Condition is satisfied within 30 Days following delivery to the Rating Agencies of the proposed Debt Service Reserve Letter of Credit).

“Default Amount” shall mean, with respect to the Notes of any Series, any principal and Interest (accruing on all unpaid principal, Interest and other amounts at the Default Rate) which is payable but is not actually paid on any Payment Date.

“Default Rate” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

“Depositary” shall mean, with respect to the Notes of any Series issuable or issued in the form of one or more Registered Global Notes, the Person designated as such by the Issuer pursuant to the applicable Indenture Supplement, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such Series shall mean the Depositary with respect to the Registered Global Notes of that Series.

“Direct Sale Excluded Receivables” shall have the meaning set forth in Section 5.03(f)(ii).

“Dollar Collection Account” shall mean a Dollar-denominated account maintained by and in the name of the Indenture Trustee (as of the Closing Date, held at Citibank, N.A., New York, New York (ABA No. 021000089 for credit to account no. 36172242; F/F/C Account 111107 GUANAY FINANCE LIMITED US Collection Account reference LATAM Receivables US Collection Account)), and over which the Indenture Trustee shall have sole and exclusive dominion and control and sole and exclusive right of withdrawal.

“DSRA Required Balance” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

“Early Amortization Additional Payment Date” shall mean the 15th day of each calendar month (other than March, June, September or December) in which an Early Amortization Period is in effect (or if such day is not a Business Day, the next succeeding Business Day).

5	Indenture

“Early Amortization Period” shall mean, the period beginning on the first day of the calendar month immediately following the date on which, pursuant to the Assignment and Sale Agreement, notice is given by the Issuer to the Indenture Trustee, the Rating Agencies and the Noteholders that an Early Amortization Event has occurred and continuing to and including the earlier of (a) the date on which the Series Balance of all Series of Notes, together with all Interest on such Series and all other amounts (including any Default Amount) due to the Investors in respect of such Series, has been paid in full, (b) the date on which such Early Amortization Event has been cured, and (c) the date on which the Controlling Parties of all such Series so determine.

“Eligible Investments” shall mean any of the following:

(a)            direct obligations of and obligations fully guaranteed as to timely payment of principal and interest by the United States, or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

(b)            investments in money market funds rated in the highest rating category by Standard & Poor’s or Fitch (including funds in which the Indenture Trustee or any of its Affiliates is investment manager or advisor);

(c)            demand deposits, time deposits or certificates of deposit or bankers’ acceptances issued by any commercial bank that is an Acceptable Bank;

(d)            repurchase obligations with respect to any security described in clause (a) above entered into with a commercial bank that is an Acceptable Bank acting as principal; or

(e)            commercial paper that is issued by any U.S. corporation with the Required Rating set forth in clause (b) of the definition thereof at the time of such investment;

in each case, only to the extent payments to be made with respect to such Eligible Investments will not be subject to United States withholding taxes; and provided that each Eligible Investment shall mature not later than the Business Day before the next Payment Date.

“Email Recipient” shall have the meaning set forth in Section 6.02(p).

“ER Repayment” shall have the meaning set forth in Section 5.03(e)(ii).

“Event of Default” shall mean any event or condition specified as such in Section 5.01 which shall have occurred and be continuing.

“Excess Amounts” shall have the meaning set forth in Section 5.04(a).

“Excess ER Event” shall have the meaning set forth in Section 5.03(f)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

6	Indenture

“FATCA” shall have the meaning set forth in Section 3.13.

“FATCA Withholding” shall have the meaning set forth in Section 3.13.

“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean the fiscal year of the Initial Seller ending on December 31 of each calendar year.

“Fitch” shall mean Fitch, Inc. and any successor thereto.

“GAAP” shall have the meaning set forth in Section 1.01.

“Governmental Authority” shall mean any nation or government (including Chile, the Cayman Islands and the United States), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any multilateral or supranational entity.

“Grant” shall mean mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Incur” shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence” shall have a meaning correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Indenture Supplement” shall mean, with respect to any Series, an indenture supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.03 hereof, and all amendments thereof and supplements thereto entered into in accordance herewith.

“Indenture Trustee” shall have the meaning set forth in the preamble hereto and, subject to the provisions of Article VI, shall also include any successor trustee. “Indenture Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any Series shall mean the trustee with respect to the Notes of such Series.

7	Indenture

“Independent Director” shall have the meaning set forth in Section 3.17(c).

“Initial Payment Date” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

“Initial Series Balance” shall have the meaning set forth in the applicable Indenture Supplement.

“Interest” shall mean, with respect to each Series and each Payment Date (or, if applicable, Early Amortization Additional Payment Date or Redemption Date for any Series), the sum of:

(a)            the product of: (i) the applicable Interest Rate, (ii) the average daily Series Balance of such Series during the Interest Accrual Period for which the computation is being made and (iii) the actual number of days in such Interest Accrual Period (with respect to fixed Interest Rates, based upon a month of 30 days) divided by 360;

(b)            the amount of any Interest accrued and payable but not paid on any prior Payment Date or Early Amortization Additional Payment Date (if applicable) in respect of such Series; and

(c)            to the extent permitted by Applicable Law, the product of: (i) the applicable Default Rate, (ii) the amount determined pursuant to clause (b) and (iii) the actual number of days from and including the date when such amount became due to, but excluding, such Payment Date or Early Amortization Additional Payment Date (with respect to fixed Interest Rates, based upon a month of 30 days) divided by 360;

As used in the Transaction Documents, “Interest” shall be deemed to include Additional Amounts.

“Interest Accrual Period” shall mean, with respect to a Payment Date or Early Amortization Additional Payment Date, the period from and including the immediately preceding Payment Date or Early Amortization Additional Payment Date (whichever occurred later) to, but excluding, such Payment Date or Early Amortization Additional Payment Date; provided, that in the case of the first Payment Date with respect to a Series, the Interest Accrual Period shall begin on, and include, the date of issuance of such Series.

“Interest-Only Period” shall have, with respect to each Series, the meaning (if any) specified in the applicable Indenture Supplement.

“Interest Rate” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Investors” shall mean each Noteholder and Note Owner.

8	Indenture

“Issuance Date” shall have, with respect to each Series, the meaning specified in the applicable Indenture Supplement.

“Issuer” shall have the meaning set forth in the preamble hereto.

“Issuer Order” shall mean a written statement, request or order of the Issuer signed in its name by an Authorized Officer of the Issuer and delivered to the Indenture Trustee.

“Judgment Currency” shall have the meaning set forth in Section 11.12.

“Make-Whole Amount” shall have, with respect to each Series, the meaning (if any) specified in the applicable Indenture Supplement.

“Maturity Date” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

“Maximum Scheduled Aggregate Base Amount” shall mean, as of any determination date, the highest Aggregate Base Amount scheduled to become due on (a) the Payment Date immediately following such determination date (the “Reference Payment Date”) or (b) any subsequent Payment Date which occurs yearly thereafter on or about an anniversary of such Reference Payment Date (calculated as if no Early Amortization Period with respect to any Series exists). For purposes of reference only, examples of the Maximum Scheduled Aggregate Base Amount are set forth on Schedule I hereto.

“Monthly Servicer Report” shall have the meaning set forth in the Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“New York Banking Day” shall have the meaning set forth in Section 11.12.

“Noteholder” shall mean the registered holder of any Note.

“Note Owner” shall mean a person who is a beneficial owner of a Note, as may be reflected on the books of the applicable Depositary or on the books of a person maintaining an account with such Depositary (directly or as an indirect participant in accordance with the rules of such Depositary).

“Notes” shall mean the Series 2013-1 Notes and all other Series of Notes (if any) issued pursuant to this Indenture and any Indenture Supplement as part of an Additional Series.

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 11.05.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel to the Issuer. Each such opinion shall include the statements provided for in Section 11.05. Unless this Indenture specifically provides, such counsel may be an employee of or counsel to the Issuer or any Affiliate of the Issuer.

9	Indenture

“original issue date” of any Note (or portion thereof) shall mean the earlier of (a) the issuance date of such Note or (b) the date of issuance of any other Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Note” shall mean any Note that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Outstanding” shall, subject to the provisions of Section 7.04 mean, as of any particular time, all Notes authenticated and delivered by the Indenture Trustee under this Indenture, except:

(a)            Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)            Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Indenture Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Noteholders (if the Issuer shall act as its own paying agent); provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Indenture Trustee shall have been made for giving such notice; and

(c)            Notes which shall have been paid or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.11 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

In determining whether the Noteholders of the requisite principal amount of Outstanding Notes of any or all Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, (i) any Seller Acknowledgements and Notes that are in the actual knowledge of a Responsible Officer of the Trustee held by or for the account of the Issuer shall be excluded, and (ii) the principal amount of an Original Issue Discount Note that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Parent Group” shall have the meaning set forth in Section 3.17(c).

“Paying Agent” shall have the meaning set forth in Section 6.17(b).

10	Indenture

“Payment Date” shall mean each of March 15th, June 15th, September 15th, and December 15th of each year, commencing on March 15, 2014 (or if such day is not a Business Day, then the next succeeding Business Day).

“Payment Period” shall mean, for each Series, the period from and including the immediately preceding Payment Date to but excluding the next Payment Date (or in the case of the first Payment Period of a Series, from and including the Issuance Date for such Series to but excluding the date specified as the Initial Payment Date in the applicable Indenture Supplement for such Series).

“Permitted Business” shall mean the acquisition of Contract Rights pursuant to the Transaction Documents, the assignments and transfers hereunder and under the Transaction Documents, the issuance of Notes hereunder, the other transactions contemplated by the Transaction Documents and any activity incidental to the foregoing and necessary or convenient to accomplish the foregoing, including entering into and performing any agreement or instrument in connection with the foregoing.

“Permitted Indebtedness” shall mean, with respect to any Series of Notes, the following indebtedness (each of which shall be given independent effect) of the Issuer (a) Indebtedness under such Notes and the Indenture Supplement with respect to such Notes, (b) Indebtedness of the Issuer incurred in connection with any Additional Series in accordance with the provisions of the relevant Transaction Documents and (c) Indebtedness of the Issuer under any Seller Acknowledgments delivered as provided in the Assignment and Sale Agreement.

“Permitted Liens” shall mean Liens: (a) created pursuant to the relevant provisions of the Transaction Documents of a Series of Notes to secure the Purchase Price of the Contract Rights acquired by the Issuer in connection with the issuance of such Series of Notes and (b) created or imposed by the laws or regulations of any applicable jurisdiction for taxes, assessments and other governmental or regulatory charges not yet due and payable.

“Principal Amortization Amount” shall have the meaning set forth in the Indenture Supplement.

“Principal Terms” shall mean, with respect to any Series: (a) the name or designation thereof (which shall distinguish such Series from all other Series); (b) the aggregate Initial Series Balance and the Quarterly Amortization Amounts of such Series; (c) the Issuance Date of such Series and the date(s) on which the principal of and Interest on such Series is or may be payable (which dates (other than for mandatory or optional redemptions) shall be Payment Dates or, if an Early Amortization Period exists with respect to such Series, Early Amortization Additional Payment Dates); (d) the Interest Rate applicable to such Series and the date from which Interest thereon shall accrue; (e) the place(s), if any, other than the corporate trust office of the Indenture Trustee where the principal of and Interest on such Series shall be payable; (f) the right or the obligation (if any) of the Issuer, in addition to the right and obligations provided in this Indenture, to redeem the principal of such Series and the period(s) within which or the date(s) on which, the price(s) at which and the terms and conditions upon which such Series shall or may be redeemed, in whole or in part; (g) any transfer restrictions applicable to such Series in addition to those described herein; (h) the Transaction Documents to be executed in connection with the issuance of such Series; (i) any Early Amortization Events and Events of Default applicable to such Series; (j) any Make-Whole Amount applicable to such Series; (k) the form of the Notes of such Series; (l) the scheduled maturity date, if any, of such Series; (m) the voting mechanics of such Series; (n) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Notes of such Series; (o) the creation and designation of any Series Accounts and the terms governing the operation of, and investments of amounts in, any such Series Account; and (p) any other terms of such Series.

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“Process Agent” shall have the meaning set forth in Section 11.09(c).

“Quarterly Amortization Amount” shall mean, (a) prior to an Early Amortization Period, with respect to each Series, the quarterly principal amortization amount payable on each Payment Date with respect to such Series (after any applicable Interest-Only Period) as specified in the applicable Indenture Supplement (as such amounts may be reduced from time to time in accordance with this Indenture and the applicable Indenture Supplement) or (b) following the termination of an Early Amortization Period, unless otherwise provided in the applicable Indenture Supplement, an amount equal to the quotient obtained by dividing (i) the Series Balance of the applicable Series on the last day of such Early Amortization Period, by (ii) the total number of Payment Dates remaining until the final maturity date of such Series pursuant to the corresponding Indenture Supplement.

“QIB” shall mean a “qualified institutional buyer” as such term is defined in Rule 144A.

“Record Date” shall mean, with respect to any Payment Date or Early Amortization Additional Payment Date, for the Notes of any Series, the date specified as such in the Indenture Supplement of such Series, or, if no such date is so established, the 15th day immediately preceding such Payment Date or Early Amortization Additional Payment Date, whether or not such Record Date is a Business Day.

“Redemption Date” shall mean, with respect to any redemption of all or any portion of a Series pursuant to the Transaction Documents, the date provided in Section 8.3 of the Assignment and Sale Agreement; provided that such date must be a New York Banking Day.

“Redemption Price” shall mean, for each Series as of any date of determination, an amount equal to the sum of: (a) the Series Balance of such Series (or, in the case of a partial redemption, the portion thereof to be redeemed), (b) all accrued and unpaid Interest (if any) on such redeemed principal amount to but excluding the applicable Redemption Date or repurchase date under Section 7.3 or 8.1 of the Assignment and Sale Agreement, (c) all unpaid Additional Amounts with respect to such Series, (d) the Make-Whole Amount (if any) for such Series (or, in the case of a partial redemption, the portion thereof to be redeemed) to but excluding the Redemption Date, and (e) all other amounts then due and payable to Investors by the Issuer and/or the Seller under the Transaction Documents in connection with such Series (including any such amounts so identified in the applicable Indenture Supplement to be included in the Redemption Price with respect to such Series). Notwithstanding anything else herein to the contrary, if a Seller is required to pay a Redemption Price with respect to any Series, then it may request the Indenture Trustee to apply towards such payment the available funds (if any) on deposit in or available under the Collection Accounts, the Series Accounts, the Debt Service Reserve Accounts and any Debt Service Reserve Letter of Credit towards the payment of such amounts.

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“Reference Payment Date” shall have the meaning set forth in the definition of “Maximum Scheduled Aggregate Base Amount.”

“Register” shall have the meaning set forth in Section 2.09(a).

“Registered Global Note” shall mean a Note evidencing all or a part of a Series of Registered Notes issued to the Depositary for such Series in accordance with the applicable Indenture Supplement.

“Registered Note” shall mean any Note registered on the Register.

“Required Currency” shall have the meaning set forth in Section 11.12.

“Required Rating” shall mean (a) long-term unsecured debt ratings of not less than A by Standard & Poor’s, A2 by Moody’s, and A by Fitch (or if rated by at least one, but not by all three of such rating agencies, by those of such rating agencies that rate such investments), and (b) short-term unsecured debt ratings of not less than A-1 by Standard & Poor’s, P-1 by Moody’s, and F-1 by Fitch (or if rated by at least one, but not by all three of such rating agencies, by those of such rating agencies that rate such investments);

“Responsible Officer” when used with respect to the Indenture Trustee shall mean any officer within the Corporate Trust Office, including the chairman of the Board of Directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title “vice president”), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject, in each case having responsibility for the administration of this Indenture and the related Indenture Supplement.

“Retained Amount” shall have, with respect to a Series of Notes, the meaning set forth in the applicable Indenture Supplement.

“Retention Event” shall mean (a) in connection with the Series 2013-1 Notes, any event specified as such in the Series 2013-1 Indenture Supplement, and (b) in connection with any other Series of Notes, any event specified as such in the Indenture Supplement of such Series.

“Rule 144A” shall mean Rule 144A under the Securities Act.

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“Series 2013-1 Indenture Supplement” shall mean the Indenture Supplement to this Agreement, dated as of the date hereof, between the Issuer and the Indenture Trustee.

“Series Account” shall have the meaning set forth in Section 5.03(a).

“Series Balance” shall mean, with respect to any Series, as of any date of determination, the outstanding principal balance of such Series on such date after giving effect to any payments made on or before such date for all or any portion of the principal of such Series.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of the date hereof, between the Issuer and the Initial Seller.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Tax Opinion” shall mean, with respect to any action, an opinion of counsel from tax counsel nationally recognized in the relevant jurisdiction to the effect that (a)(i) for Chilean tax purposes and Cayman Islands tax purposes such action will not alter the characterization of any outstanding Series of Notes and (ii) for U.S. federal income tax purposes such action will not alter the characterization of any outstanding Series of Notes as debt securities or as interests in debt securities; (b) for Chilean tax purposes, Cayman Islands tax purposes and U.S. federal income tax purposes, such action will not cause a taxable event to the Noteholder of any Series under any then outstanding Series; (c) following such action (i) for Chilean tax purposes and Cayman Islands tax purposes, the Issuer will not be treated as an entity the income or assets of which will be subject to taxation and (ii) for U.S. federal income tax purposes, neither the Issuer nor any arrangement contemplated thereby will be treated as an association (or publicly traded partnership) taxable as a corporation the income or assets of which are subject to U.S. federal income taxation, subject only to such exceptions, qualifications and assumptions as are contained in the tax opinions delivered on the Closing Date; and (d) for U.S. federal income tax purposes, such action will not materially increase or be reasonably expected to materially increase the likelihood that the Issuer (or any arrangement contemplated thereby) would be treated as an association (or publicly traded partnership) taxable as a corporation.

“Taxing Jurisdiction” shall have the meaning set forth in Section 3.13.

“Transfer Agent” shall have the meaning set forth in Section 2.09(a).

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“Trust Accounts” shall mean the Collection Accounts, the Series Accounts, the Debt Service Reserve Account and any other accounts established by the Indenture Trustee for the benefit of the Investors and/or the Indenture Trustee pursuant to this Indenture.

“Yield to Maturity” shall mean the yield to maturity on a Series of Notes, calculated at the time of issuance of such Series, or, if applicable, at the most recent redetermination of Interest on such Series, and calculated in accordance with accepted financial practice.

Section 1.02     Rules of Construction. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            The words “hereof,” “herein,” “hereunder” and similar words refer to this Indenture as a whole and not to any particular provisions of this Indenture, and any subsection, Section, Article, Annex, Schedule and Exhibit references are to this Indenture unless otherwise specified.

(c)            The term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically).

(d)            The term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation).”

(e)            Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including.”

(f)            The words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

(g)            Unless otherwise expressly provided herein: (i) references to agreements (including this Indenture) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by any Transaction Document, and (ii) references to any Applicable Law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such Applicable Law.

(h)            Terms used but not defined herein and that are defined in Article 8 or 9 the UCC of the State of New York shall have the meaning given them in such Articles; it being understood that the term “documents” described in clause (c) shall have either the meaning set forth in such clause or in the UCC as the context requires.

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ARTICLE II

Notes

Section 2.01            Forms Generally. The Notes of each Series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture and any indentures supplemental hereto, as may be required to comply with any law or with any rules or regulations pursuant thereto, all as may be determined by the officers executing such Notes, if any, as evidenced by their execution of such Notes.

The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02            Form of Indenture Trustee’s Certificate of Authentication. The Indenture Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

“This is one of the Notes issued under the within-mentioned Indenture.

as Indenture Trustee

By:
Authorized Officer”

If at any time there shall be an Authenticating Agent appointed with respect to any Series of Notes, then the Indenture Trustee’s certificate of authentication to be borne by the Notes of each such Series shall be substantially as follows:

“This is one of the Notes issued under the within-mentioned Indenture.

as Indenture Trustee

By:
as Authenticating Agent

By:
Authorized Officer”

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Section 2.03            Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Notes may be issued in one or more Series on a pari passu basis with respect to all other unsecured and unsubordinated debt of the Issuer; provided that the issuance of any Series of Notes other than the Series 2013-1 Notes must comply, so long as the Series 2013-1 Notes remain outstanding, with the relevant provisions of the Transaction Documents for the Series 2013-1 Notes. There shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer’s Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Notes of any Series, the Principal Terms of the Notes of such Series. The terms of such indentures supplemental hereto may modify or amend the terms of this Indenture solely as such terms apply to the Notes of such new Series issued pursuant to such indenture supplement and provided such amendment or modification does not Materially and Adversely Affect the rights of the Noteholders of any previously issued Series. On or before the fifteenth (15th) day immediately preceding the original issue date for such Series, the Issuer shall give the Indenture Trustee and each Rating Agency notice of such issuance and the original issue date for such Series.

As a condition precedent to each issuance of a Series, the Issuer shall cause to be delivered to the Indenture Trustee a Tax Opinion with respect to the issuance, dated the date of issuance of such Series.

All Notes of any one Series shall be substantially identical, except in the case of Registered Notes as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officer’s Certificate referred to above or as set forth in any such indenture supplemental hereto. All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer’s Certificate or in any such indenture supplemental hereto.

Section 2.04            Conditions to Issuance of each Series. (a) A Series may be issued at any time and from time to time. In addition to the Series 2013-1 Notes, the Issuer may issue, subject to the conditions specified in this Section, one or more Additional Series that shall be pari passu with the Series 2013-1 Notes. The terms of the Indenture Supplement pursuant to which any Series is issued may modify or amend the terms of this Indenture in any respect solely as such terms apply to the Series corresponding thereto; provided that no such Indenture Supplement may modify or amend clause (b) below.

(b)            The Issuer is hereby authorized to issue one or more Additional Series subject to the following terms and conditions:

(i)            LATAM Airlines Group S.A. shall have notified the Issuer in writing (with a copy to the Indenture Trustee and each Rating Agency) of such proposed issuance (including a description summarizing in reasonable detail the structure and terms thereof) at least 15 Business Days prior to the issuance of such Additional Series (which requirement may be waived by the Controlling Parties of all Series of Notes at the time outstanding);

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(ii)            LATAM Airlines Group S.A. shall have certified to the Issuer in each such notification that:

(A)            such proposed issuance is in compliance with the terms and conditions of the Transaction Documents, including this Section 2.04;

(B)            no Retention Event or Early Amortization Event shall have occurred and be continuing or would result from such proposed issuance of such Additional Series;

(C)            the Initial Seller reasonably believes that there are no facts which are likely to cause the DSCR in the future to be less than 2.5:1.0, after giving pro forma effect to such proposed issuance, until the Series Balance of all Series at the time outstanding have been reduced to zero in accordance with the Indenture and the Series 2013-1 Indenture Supplement;

(D)            total Collections in each of the four preceding fiscal quarters ending at least 15 days prior to the date of the proposed issuance was greater than 2.5 times the applicable Maximum Scheduled Aggregate Base Amount in each such quarter; and

(E)            the specified pari passu provisions set forth in the Transaction Documents shall be included in the transaction documents for such proposed issuance.

(iii)            each Rating Agency shall confirm to the Indenture Trustee in writing prior to such proposed issuance that such Additional Series will not result in a downgrade or withdrawal of its rating of the Notes in effect as of the date immediately prior to such Rating Agency being notified of such proposed issuance;

(iv)            such Seller shall have delivered to the Issuer and the Indenture Trustee a Tax Opinion in form and substance satisfactory to such Persons with respect to such Additional Series;

(v)            at the time of such Additional Series, an opinion of counsel of recognized standing shall be delivered to the Indenture Trustee, the Issuer and each Rating Agency as to the matters addressed in Section 2.05(a)(iv) and confirming that the Series 2013-1 Notes are not subordinated to the notes of any such Additional Series;

(vi)            the scheduled payment dates of the proposed Additional Series shall be the Payment Dates, with the exception that the first payment date applicable thereto may be the second Payment Date after the Issuance Date of such Additional Series;

(vii)            on or before the Issuance Date of such Additional Series, the Indenture Trustee shall have received duly executed copies of the Indenture Supplement pursuant to which such Additional Series is to be issued, which shall specify all of the applicable Principal Terms of such Additional Series; and

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(viii)            the Indenture Trustee shall have received an Issuer Order for the authentication of such Additional Series.

Section 2.05            Authentication and Delivery of Notes. (a) The Issuer may deliver Notes of any Series executed by the Issuer to the Indenture Trustee for authentication together with the applicable documents referred to below in this Section, and the Indenture Trustee shall thereupon authenticate and deliver such Notes to, upon the written order, of the Issuer (contained in the Issuer Order referred to below in this Section). The maturity date, original issue date, interest rate and any other terms of the Notes of such Series shall be determined by or pursuant to such Issuer Order and procedures. In authenticating such Notes and accepting the express responsibilities under this Indenture in relation to such Notes, the Indenture Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i)            an Issuer Order requesting such authentication and setting forth delivery instructions if the Notes are not to be delivered to the Issuer;

(ii)            (A) any Board Resolution, Officer’s Certificate, and/or executed Indenture Supplement referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Notes were established and (B) the Transaction Documents corresponding to such Series, executed by each party thereto;

(iii)            an Officer’s Certificate (A) setting forth the form or forms and terms of the Notes stating that the form or forms and terms of the Notes have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, (B) affirming that all conditions and requirements set forth in each Transaction Document have been satisfied, (C) such issuance is in compliance with, and will not conflict with or violate the terms of, or, if applicable, cause an Event of Default under this Indenture or any Indenture Supplement thereto or an Early Amortization Event under any Transaction Document delivered in connection with any of the foregoing, (D) such issuance does not have a Material Adverse Effect, and (E) covering such other matters as the Indenture Trustee may reasonably request; and

(iv)            at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Indenture Trustee from counsel permitting it to rely on an Opinion of Counsel, substantially to the effect that:

(A)            the forms of the Notes have been duly authorized and established in conformity with the provisions of this Indenture;

(B)            when the Notes have been executed by the Issuer and the Notes have been authenticated by the Indenture Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will have been duly issued under this Indenture and will be valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and

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(C)            such issuance is in compliance with, and will not conflict with or violate the terms of, this Indenture, any indenture supplemental hereto or any Transaction Document relating to any other outstanding Series thereof delivered in connection with any of the foregoing and the conditions precedent to such issuance have been fulfilled and it is authorized and permitted pursuant to the terms of this Indenture and any applicable Indenture Supplement.

(b)            In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity. Such counsel may, without independent investigation, rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Indenture Trustee), in which case the opinion shall state that such counsel believes that it and the Indenture Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Issuer and its subsidiaries and certificates of public officials.

(c)            In addition, in rendering such opinions, such counsel may state that it has assumed the authenticity of all documents submitted to it as originals, the conformity to the originals of all documents submitted to it as copies and the accuracy of the English translations of all documents not originally in English, and that it has assumed and has not verified the accuracy as to factual matters of each document it has reviewed. Such counsel may also state that, insofar as such opinion relates to the legality, validity, binding effect or enforceability of any agreement or obligation of the Issuer, it has assumed that the Issuer and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

(d)            The Indenture Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Indenture Trustee in good faith by its board of directors or board of trustees, executive committee, a trust committee of directors, a trust committee of its trustees or its Responsible Officers shall determine that such action would expose the Indenture Trustee to personal liability to existing Noteholders or would adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes, this Indenture or otherwise.

(e)            The Issuer shall execute and the Indenture Trustee shall, in accordance with this Section and the Issuer Order with respect to such Series, authenticate and deliver one or more Registered Global Notes that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes of such Series issued and not yet canceled, (ii) shall be registered in the name of the Depositary for such Registered Global Note or Notes or the nominee of such Depositary, (iii) shall be delivered by the Indenture Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend or legends as required pursuant to the applicable Indenture Supplement.

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(f)            Each Depositary designated pursuant to the applicable Indenture Supplement must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 2.06            Execution of Notes. The Notes shall be signed on behalf of the Issuer by an Authorized Officer under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Indenture Trustee.

In case any officer of the Issuer who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Issuer; and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the Authorized Officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.07            Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Indenture Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Indenture Trustee upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Noteholder is entitled to the benefits of this Indenture.

Section 2.08            Denomination and Date of Notes; Payments of Interest. The Notes of each Series shall be issuable as Registered Notes in denominations established under the terms and conditions of the Transaction Documents or, with respect to the Registered Notes of any Series, if not so established, in denominations of U.S.$250,000 and any integral multiple of U.S.$1,000 above such denomination. The Notes of each Series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Indenture Trustee, as evidenced by the execution and authentication thereof.

Each Registered Note shall be dated the date of its authentication. The Notes of each Series shall bear Interest, if any, from the date, and such Interest shall be payable on the dates, established as contemplated by Section 2.03.

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The person in whose name any Registered Note of any Series is registered at the close of business on any Record Date applicable to a particular Series with respect to any interest payment date for such Series shall be entitled to receive the Interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Note subsequent to the Record Date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the Interest due on such interest payment date for such Series, in which case such defaulted Interest shall be paid to the persons in whose names Outstanding Registered Notes for such Series are registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted Interest) established by notice given by mail by or on behalf of the Issuer to the Noteholders of Registered Notes not less than 15 days preceding such subsequent Record Date.

Section 2.09            Registration, Transfer and Exchange. (a) The Indenture Trustee shall register Notes and transfers and exchanges thereof as provided herein and in the Indenture Supplements. The Indenture Trustee (in its capacity as transfer agent and registrar) and each other co-transfer agent and registrar (if any) appointed with respect to the Notes (or any Series of Notes) shall be referred to collectively as the “Transfer Agent.” The Indenture Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with Section 6.17 a register (the “Register”) in which, subject to restrictions on transfer set forth herein and in the applicable Indenture Supplements, and such other reasonable regulations as it may prescribe, the Indenture Trustee shall provide for: (i) the registration of the Notes and (ii) the registration of transfers and exchanges thereof as provided herein and in the Indenture Supplements. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders received by the Indenture Trustee.

(b)            Subject to any restrictions on transfer set forth in the applicable Indenture Supplement, upon surrender for registration of transfer of any Note at the Corporate Trust Office or such other office or agency maintained by the Indenture Trustee in accordance with Section 6.17, the Indenture Trustee shall authenticate and deliver in the name of the designated transferee (and, if the transfer is for less than all of the applicable Note, the transferor) a new Note or Notes executed by the Issuer of the same Series, maturity date, Interest Rate and original issue date in authorized denominations for a like aggregate principal amount.

Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer or the Indenture Trustee (or the applicable Transfer Agent) duly executed by the applicable Noteholder or its attorney duly authorized in writing.

No service charge shall be charged to a Noteholder (or any Note Owner) for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any Tax or other governmental charge imposed in connection therewith.

The Issuer or the Transfer Agent shall not be required to exchange or register a transfer of (a) any Notes of any Series for a period of 15 days next preceding the first mailing of notice of redemption of Notes of such Series to be redeemed or (b) any Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.

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All Notes surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or retained by the Indenture Trustee in accordance with its standard retention policy.

In addition to the other provisions herein, the Issuer and the Indenture Trustee reserve the right to impose such transfer, certificate, exchange or other requirements, and to require such restrictive legends on a Note, as they may determine are necessary to ensure compliance with the securities laws of the United States and the states thereof and any other Applicable Laws (upon which, any further sales or other dispositions thereof shall be subject to the requirements indicated in such legends).

(c)            The Indenture Trustee shall, upon at least two of its Business Days’ prior written notice and during regular business hours of the Indenture Trustee, permit any Noteholder to reasonably inspect and copy the Register and certain other books and records of the Indenture Trustee to the extent directly relating to the Notes of the applicable Series at such Noteholder’s own cost.

(d)            All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(e)            Each Noteholder hereby indemnifies the Indenture Trustee against any liability that may result from the transfer, exchange or assignment of such Noteholder’s Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

Section 2.10            Payment of Notes. (a) The principal of, and Interest (and any other amount, if any) on, each Note shall be payable by the Issuer when due hereunder in the applicable currency, in immediately available funds, from the applicable Series Account in accordance with Section 3.05.

(b)            Except as specified in clause (c), payments of all amounts that become due and payable in respect of any Note shall be made by the Indenture Trustee without surrender or presentation of such Note to the Indenture Trustee. The Indenture Trustee shall have no responsibility regarding notations of payment on a Note and shall be responsible only for maintaining its records in accordance with this Indenture and the Indenture Supplements. Absent manifest error, the records of the Indenture Trustee shall be controlling as to payments in respect of the Notes.

(c)            Notwithstanding clause (b), the final payment of principal of any Note shall be made only against surrender of such Note at the Corporate Trust Office of the Indenture Trustee (or such other location as the Indenture Trustee shall notify the applicable Noteholder) unless otherwise provided in the applicable Indenture Supplement.

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(d)          Payments to Noteholders shall be by check sent by first-class mail to the address of such Noteholder appearing on the Register as of the relevant Record Date or, if transfer instructions have been provided to the Indenture Trustee, by electronic funds transfer in immediately available funds to an account maintained by such Noteholder with a bank having electronic funds transfer capability; provided that the final payment in respect of any Note shall be made only as provided in clause (c). Unless such designation for payment by electronic funds transfer is revoked, any such designation made by such Noteholder shall remain in effect with respect to any future payments to such Noteholder. The Issuer shall pay wiring or similar administrative charges (if any) that are imposed in connection with the remitting of such payments to any Noteholder (for which charges such Seller has agreed to reimburse the Issuer pursuant to Section 2.6 of the Servicing Agreement).

Section 2.11        Mutilated, Defaced, Destroyed, Lost and Stolen Notes. In case any temporary or definitive Note shall become mutilated, defaced or be destroyed, lost or stolen, upon the written request of any Authorized Officer of the Issuer, the Indenture Trustee shall authenticate and deliver a substitute Note of the same Series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Issuer and to the Indenture Trustee and any agent of the Issuer or the Indenture Trustee such security or indemnity as may be required by them to indemnify and defend and to hold each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof and in the case of mutilation or defacement shall surrender the Note to the Indenture Trustee or such agent.

The Issuer may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation to the issuance of any substitute Note and any other expenses (including the fees and expenses of the Indenture Trustee) or its agent connected therewith.

In case any Note which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Indenture Trustee (acting at the direction of an Authorized Officer of the Issuer) may instead of issuing a substitute Note, pay or authorize the payment of the Note (without surrender thereof except in the case of a mutilated or defaced Note), if the applicant for such payment shall furnish to the Issuer and to the Indenture Trustee and any agent of the Issuer or the Indenture Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Indenture Trustee and any agent of the Issuer or the Indenture Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note of any Series issued pursuant to the provisions of this Section by virtue of the fact that any such Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes of such Series duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

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Section 2.12        Cancellation of Notes; Destruction Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Indenture Trustee or any agent of the Indenture Trustee, shall be delivered to the Indenture Trustee or its agent for cancellation or, if surrendered to the Indenture Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee or its agent shall dispose of canceled Notes held by it in accordance with its standard procedures and deliver, upon written request, a certificate of disposition to the Issuer. If the Issuer or its agent shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Indenture Trustee or its agent for cancellation.

Section 2.13        Monthly Servicer Reports and other Information to Noteholders. (a) Promptly after its receipt thereof, the Indenture Trustee shall send or otherwise make available to the Noteholders, and each Note Owner who so requests in accordance with this paragraph, a copy of the Monthly Servicer Reports received from the Servicer pursuant to the Servicing Agreement. Commencing with the first Payment Date that is 20 or more days after the date on which the Indenture Trustee receives from any Note Owner a written request containing: (i) a certificate that such Person is a Note Owner and (ii) an address for delivery, the Indenture Trustee, until it receives notice or determines that such Person is no longer a Note Owner (which notice each such Person shall promptly provide to the Indenture Trustee), shall deliver or otherwise make available a copy of the Monthly Servicer Reports to such Note Owner within the period required above.

(b)          On or before January 31 of each year, the Indenture Trustee shall furnish to each Person who at any time during the preceding calendar year was a Noteholder, if requested in writing by such Person, a statement prepared by the Indenture Trustee containing such customary information as the Indenture Trustee deems necessary or desirable to enable each Investor to prepare its tax returns to the extent substantially similar information has not been previously delivered or made available to such person.

Section 2.14        Temporary Notes. Pending the preparation of definitive Notes for any Series, the Issuer may execute and the Indenture Trustee, upon written request, shall authenticate and deliver temporary Notes for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee). Temporary Notes of any Series shall be issuable as Registered Notes without coupons of any authorized denomination, and substantially in the form of the definitive Notes of such Series but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer as evidenced by the execution thereof. Temporary Notes may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuer and be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay the Issuer shall execute and shall furnish definitive Notes of such Series and thereupon temporary Registered Notes of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Indenture Trustee for that purpose pursuant to Section 6.17, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes of such Series an equal aggregate principal amount of definitive Notes of the same Series having authorized denominations. Until so exchanged, the temporary Notes of any Series shall be entitled to the same benefits under this Indenture as definitive Notes of such Series, unless otherwise established pursuant to Section 2.03.

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ARTICLE III

Covenants and Representations of the Issuer

The Issuer covenants and agrees that, so long as any amount payable under any Note remains unpaid, it shall observe and perform each of the covenants set forth in this Article.

Section 3.01        Limitation on Indebtedness. The Issuer will not, directly or indirectly, Incur any Indebtedness; provided that the foregoing limitation on the Incurrence of Indebtedness will not apply to the Incurrence by the Issuer of Permitted Indebtedness.

Section 3.02        Negative Pledge. The Issuer will not, directly or indirectly, Incur any Lien (other than a Permitted Lien) on or with respect to any property of the Issuer to secure Indebtedness.

Section 3.03        Use of Proceeds. The Issuer will apply the net proceeds of the issuance of each Series of Notes to purchase Contract Rights, whether existing at the time or generated thereafter, from a Seller in accordance with the applicable Transaction Document.

Section 3.04        Compliance with Transaction Documents. The Issuer will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in, or pursuant to, any Transaction Document to which it is a party.

Section 3.05        Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Investors of each Series that it will duly and punctually pay or cause to be paid the principal of, and Interest on, each of the Notes of such Series (together with any Additional Amounts and any Default Amounts payable pursuant to the terms of such Notes) at the place or places, at the respective times and in the manner provided in such Notes and in this Indenture. The Interest on Registered Notes (together with any Additional Amounts and any Default Amounts payable pursuant to the terms of such Notes) shall be payable to the Noteholders thereof and, to the extent set forth in the Board Resolution or applicable Indenture Supplement pursuant to which the Series of which such Notes are a part were created, may be paid by wire transfer or by mailing checks for such Interest payable to or upon the written order of such Noteholders at their last addresses as they appear on the Register as of the most recent Record Date with respect to such Registered Notes. The Issuer hereby agrees that its obligations under this Section shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Issuer with its obligations hereunder) based upon any claim of the Issuer or any other Person against the Indenture Trustee or any Investor.

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Section 3.06        Compliance with Law and Contractual Obligations. The Issuer covenants and agrees to comply in all material respects with all Applicable Law, the provisions of the Transaction Documents to which it is a party and all other material contractual obligations applicable to the Issuer, and to not take, or knowingly permit to be taken (to the extent it is within the Issuer’s power to prevent to be taken), any action that would result in the termination or discharge, or materially affect the validity or effectiveness, of any of the Transaction Documents.

Section 3.07        Preservation of Corporate Existence. The Issuer covenants and agrees to preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

Section 3.08        Limitation on Transfers of Contract Rights; Investments. The Issuer covenants and agrees not to, at any time, (a) sell, transfer or otherwise dispose of any of the Contract Rights, Receivables, Collections or the proceeds thereof, other than pursuant to the Transaction Documents or by way of Permitted Liens, or (b) make any investment other than Eligible Investments.

Section 3.09        Business of the Issuer. The Issuer covenants and agrees to not engage at any time in any business or business activity other than a Permitted Business.

Section 3.10        Appointment to Fill a Vacancy in Office of Indenture Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section 6.10, a successor Indenture Trustee, so that there shall at all times be a Indenture Trustee with respect to each Series of Notes hereunder.

Section 3.11        Paying Agents. As provided in Sections 5.03 and 5.04 and the applicable Indenture Supplement, all payment of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Series Account shall be made on behalf of the Issuer by the Indenture Trustee or by another paying agent, and no amounts so withdrawn from the Series Account for payments of the Notes shall be paid over to the Issuer except as provided in this Indenture and any Indenture Supplement. Whenever the Issuer shall appoint a paying agent other than the Indenture Trustee with respect to the Notes of any Series, it will cause such paying agent to execute and deliver to the Indenture Trustee an instrument in which such agent shall agree with the Indenture Trustee, subject to the provisions of this Section that it will:

(a)          hold all sums received by it as such agent for the payment of the principal of or Interest on the Notes of such Series (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes of such Series) in trust for the benefit of the Investors of such Series, if any, or of the Indenture Trustee through and including the Sale Termination Date;

(b)          give the Indenture Trustee notice of any default or failure by the Issuer (or by any other obligor on the Notes of such Series) to make any payment required to be made on the Notes of such Series when the same shall be due and payable;

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(c)          pay any such sums so held in trust by it to the Indenture Trustee upon the Indenture Trustee’s written request at any time during the continuance of the default or failure referred to in Section 3.11(b);

(d)          immediately resign as a paying agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a paying agent at the time of its appointment; and

(e)          comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer will, at least one Business Day prior to each due date of the principal of or Interest on the Notes of such Series, deposit with the Indenture Trustee a sum sufficient to pay such principal or Interest so becoming due, and (unless such paying agent is the Indenture Trustee) the Issuer will promptly notify the Indenture Trustee of any failure to take such action.

If the Issuer shall act as its own paying agent with respect to the Notes of any Series, it will, on or before each due date of the principal of or Interest on the Notes of such Series, set aside, segregate and hold in trust for the benefit of the Investors of such Series a sum sufficient to pay such principal or Interest so becoming due. The Issuer will promptly notify the Indenture Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Notes hereunder, or for any other reason, pay or cause to be paid to the Indenture Trustee all sums held in trust for any such Series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Indenture Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.

Section 3.12        Notices. The Issuer covenants and agrees to notify the Indenture Trustee promptly (and in any event, within two Business Days after the acquisition of such knowledge by such officer) upon the acquisition of knowledge by any Authorized Officer of the Issuer of the occurrence of (a) any Early Amortization Event, Event of Default or Retention Event, (b) any material default (including any material payment) under, or termination of, any Transaction Document, (c) any material litigation, arbitration, administrative, governmental or other similar proceedings that is instituted or threatened against the Issuer or any of its material properties, or (d) other material developments which could reasonably be expected to have a Material Adverse Effect.

Section 3.13        Payments of Additional Amounts. All payments in respect of any Series of Notes, including, without limitation, payments of principal and Interest, shall be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, levies, or other governmental charges of whatever nature in effect on the date of this Indenture or imposed or established in the future by or on behalf of the Cayman Islands, Chile or the jurisdiction of the paying agent appointed by the Issuer (each of Cayman Islands, Chile and such jurisdiction of a paying agent, a “Taxing Jurisdiction”) or any authority in a Taxing Jurisdiction.

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In the event any such taxes or liabilities are so imposed or established, the Issuer shall pay, or shall cause the payment of, such Additional Amounts as may be necessary in order that the net amounts receivable by the Noteholders of any Series after any withholding or deduction in respect of such tax or liability shall equal the amounts which would have been receivable in respect of such Series of Notes in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to any withholding or deduction on any security to, or to a third party on behalf of, an Investor of such Notes for or on account of any such taxes or liabilities:

(a)          that would not have been imposed on such Investor of such Notes (other than the Issuer or the Indenture Trustee) had such Investor (or a Related Person to such Investor) not engaged in business, activities or transactions in a Taxing Jurisdiction as the case may be, or with Persons located in a Taxing Jurisdiction, as the case may be, which are unrelated to the transactions contemplated by this Indenture or any other Transaction Document; provided, however, that no such unrelated activity of any such Investor or any Related Person with respect to such Investor shall relieve the Issuer of its obligations under this Section 3.13 to any Investor other than the Investor carrying on such unrelated activity,

(b)          that result from a breach by such Investor of any covenant, provision or agreement in any Transaction Document,

(c)          that result from such Investor being a citizen or resident of a Taxing Jurisdiction, as applicable, or being an entity organized under the laws of a Taxing Jurisdiction, as applicable,

(d)          that are imposed on or with respect to a U.S. Investor that is a partnership, to the extent such taxes or liabilities are in excess of the taxes or liabilities that would have been imposed had such U.S. Investor been a corporation organized under the laws of the United States,

(e)          that are being contested by the Initial Seller in good faith and by proper proceedings in accordance with the Transaction Documents;

(f)          to the extent such taxes or liabilities are estate, inheritance, gift, sales, transfer or personal property taxes or any similar taxes, duties, assessments or governmental charges, or

(g)          to the extent such Taxes are imposed by reason of a failure to comply with the provisions of Section 6.3(d) of the Assignment and Sale Agreement;

provided that in the case of taxes described in clause (e) above, if there is a final determination as to the liability for such taxes, then the Issuer shall (i) promptly pay to the Investor the amount of such taxes deducted or withheld and successfully contested or (ii) indemnify the Investor for the amount of such taxes imposed, as appropriate.

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Whenever in this Indenture there is a reference, in any context, to the payment of the principal of or Interest on, or in respect of, any Series of Notes, such payment shall be deemed to include the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were, or would be payable in respect of such payment pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

In addition, the Issuer shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in a Taxing Jurisdiction or any political subdivision thereof or taxing authority of or in the foregoing in respect of the issuance and offering of the Notes. The Issuer shall also pay and indemnify the Investors from and against all court taxes or other similar taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Investors to enforce the obligations of the Issuer under the Notes.

Notwithstanding any other provision, the Issuer shall be permitted to withhold or deduct any amounts required by the rules of U.S. Internal Revenue Code Sections 1471 through 1474 (or any amended or successor provisions) (“FATCA”), pursuant to any intergovernmental agreement, or implementing legislation adopted by another jurisdiction in connection with these provisions, or pursuant to any agreement with the U.S. Internal Revenue Service (“FATCA Withholding”). The Issuer will have no obligation to pay additional amounts or otherwise indemnify a holder for any FATCA Withholding deducted or withheld by the Issuer, a paying agent or any other party as a result of any person not being entitled to receive payments free of FATCA Withholding; and

Section 3.14        Protection of Collateral. The Issuer will from time to time execute and deliver, or cause to be executed and delivered, all such supplements and amendments hereto and all such filings, financing statements and other instruments, and will take such other action necessary or advisable to (a) maintain and preserve the lien and security interest (and the priority thereof) of the Indenture Trustee or carry out more effectively the purposes set forth herein; (b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture; (c) enforce any of the Collateral; (d) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Investors in such Collateral against the claims of all Persons; or (e) pay any and all taxes levied or assessed upon all or any part of the Collateral, in each case at the expense of the Issuer. The Issuer further agrees (i) to take all such lawful actions to enforce its rights under the Transaction Documents and to compel or secure the performance and observance by the Initial Seller of its obligations to the Issuer under or in connection with any of the Transaction Documents and (ii) not to waive the benefit of the representations received from the Sellers in Section 4.4 of the Assignment and Sale Agreement.

Section 3.15        Rule 144A Information. For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall furnish, upon the request of any Investor, such information as is specified in Rule 144A(d)(4) under the Securities Act: (a) to such Investor, (b) to a prospective purchaser of such Note (or beneficial interests therein) who is a QIB designated by such Investor and (c) to the Indenture Trustee for delivery to any applicable Investors or such prospective purchaser so designated, in each case in order to permit compliance by such Investor with Rule 144A in connection with the resale of such Note (or beneficial interest therein) in reliance upon Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is entitled to claim exemption from the registration requirements of Section 12(g) of the Exchange Act pursuant to Rule 12(g)3-2(b) thereunder. All such information shall be in the English language.

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Section 3.16        Consolidations, Mergers. The Issuer shall not consolidate or merge with or into any other Person (except pursuant to the Transaction Documents). sell, lease or otherwise transfer, directly or indirectly, all or any part of its properties to any other Person or sell or otherwise dispose of any of its capital stock to any other Person.

Section 3.17        Separate Existence of Issuer. The Issuer hereby acknowledges that the Investors and the Indenture Trustee are entering into the transactions contemplated by this Indenture and the other Transaction Documents in reliance upon the Issuer’s identity as a legal entity separate from any Seller, the Servicer and their respective Affiliates. Therefore, the Issuer shall take all steps specifically required by this Indenture or reasonably required to continue the Issuer’s identity as a separate legal entity and to make it apparent to third Persons that the Issuer is an entity with assets and liabilities distinct from those of any Seller, the Servicer and any other Person, and is not a division of any Seller, the Servicer, their respective Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Issuer shall take such actions as shall be required in order that:

(a)          The Issuer will be an exempted company incorporated with limited liability whose primary activities are restricted in its Memorandum and Articles of Association to: (i) incurring of Indebtedness by the issuance and sale of the Notes pursuant to this Indenture and any Indenture Supplement; (ii) the use of the proceeds of the Notes to acquire the Contract Rights; (iii) acquiring, owning and holding the Contract Rights (and receiving the Collections thereon); (iv) using the Collections in or towards making payments to the relevant parties entitled thereto as set out in the Transaction Documents; (v) entering into, and performing its obligations under the Transaction Documents to which it is a party; and (vi) such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or contemplated thereby.

(b)          The Issuer shall not engage in any business or activity except as set forth in this Indenture;

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(c)          Not fewer than one member of the Issuer’s board of directors (the “Independent Director”) shall be a natural person who has never been, and shall at no time be, an equityholder, director, officer, manager, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than the corporation and any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group). For purposes of this clause (c), “Parent Group” shall mean (i) a Seller, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in any Seller, (iii) each person that controls, is controlled by or is under common control with any Seller, and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity, and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.

In addition to the foregoing requirements, the director designated as the Issuer’s Independent Director shall (A) have prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (B) have at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

The Issuer shall (A) give written notice to the Indenture Trustee of the election or appointment, or proposed election or appointment, of a new Independent Director of the Issuer (which notice the Indenture Trustee shall make available to the Noteholders but shall have no further responsibility with respect to), which notice shall be given not later than 10 days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the Issuer shall provide written notice of such election or appointment within one business day), and (B) with any such written notice, certify to the Indenture Trustee that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).

The Issuer covenants that: (A) the Issuer’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Issuer unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director;

(d)          The Independent Director shall not at any time serve as a trustee in bankruptcy for the Issuer, any Seller, the Servicer or any of their respective Affiliates;

(e)          The Issuer shall not amend, modify or otherwise change any of its organizational documents in any way that would modify its ability to comply with the terms and provisions of any of the Transaction Documents, including Sections 3.16 and 3.17.

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shall maintain its organizational documents in conformity with this Indenture, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents;

(f)          The Issuer shall conduct its affairs strictly in accordance with its organizational documents and the Transaction Documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(g)          Any employee, consultant or agent of the Issuer will be compensated from the Issuer’s funds for services provided to the Issuer. The Issuer will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Contract Rights, which servicer will be fully compensated for its services by payment of the servicing fee;

(h)          The Issuer will contract with the Servicer to perform for the Issuer all operations required on a daily basis to service the Contract Rights. The Issuer will not incur any indirect or overhead expenses for items shared with any Seller (or any other Affiliate thereof) that are not reflected in the servicing fee. To the extent, if any, that the Issuer (or any Affiliate thereof) shares items of expenses not reflected in the servicing fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that the Sellers shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(j)          The Issuer will have its own separate stationery;

(k)          The Issuer’s books and records will be maintained separately from those of each Seller and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Issuer;

(l)          The Issuer’s assets will be maintained in a manner that facilitates their identification and segregation from those of each Seller or any Affiliates thereof;

(m)          The Issuer will strictly observe corporate formalities in its dealings with each Seller or any Affiliates thereof, and funds or other assets of the Issuer will not be commingled with those of any Seller or any Affiliates thereof except as permitted by this Indenture in connection with servicing the Contract Rights. The Issuer shall not maintain joint bank accounts or other depository accounts to which any Seller or any Affiliate thereof has independent access. The Issuer is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of any Seller or any Subsidiaries or other Affiliates thereof. The Issuer will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Issuer and such Affiliate;

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(n)          The Issuer will maintain arm’s-length relationships with each Seller (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer. Neither the Issuer on the one hand, nor any Seller, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Issuer and each Seller will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

(o)          To the extent that Issuer and any Seller have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and Issuer shall bear its fair share of such expenses, which may be paid through the servicing fee or otherwise.

Section 3.18        Perfection Representations and Warranties. The parties hereto agree that the representations, warranties and covenants set forth in Schedule II shall be a part of this Indenture for all purposes.

ARTICLE IV

Noteholders Lists and Reports by the Issuer and the Indenture Trustee

Section 4.01        Issuer to Furnish Indenture Trustee Information as to Names and Addresses of Noteholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Indenture Trustee a list in such form as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders of the Registered Notes of each Series:

(a)          semiannually and not more than 15 days after each Record Date for the payment of Interest on such Registered Notes, as hereinabove specified, as of such Record Date and on dates to be determined pursuant to Section 2.03 for non-interest bearing Registered Notes in each year;

(b)          at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished; and

(c)          the Indenture Trustee shall be permitted to fully rely on the most recently delivered list without any liability in connection therewith,

provided, however, that if and so long as the Indenture Trustee shall be the Note registrar for such Series, such list shall not be required to be furnished.

Section 4.02        Preservation and Disclosure of Noteholders Lists. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders of each Series of Registered Notes (i) contained in the most recent list furnished to it as provided in Section 4.01 and (ii) received by it in the capacity of Note registrar for such Series, if so acting. The Indenture Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

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(b)          Noteholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)          Each and every Noteholder, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of Section 4.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing or otherwise distributing or making available any material pursuant to a request made under such Section 4.02(b).

ARTICLE V

Events of Default; Remedies; Trust Accounts;

Allocation of Amounts in the Collection Accounts

Section 5.01        Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default” with respect to Notes of any Series wherever used herein, means that any of the following events shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          the occurrence of any “Mandatory Repurchase Event” set forth in the Assignment and Sale Agreement; or

(b)          it becomes unlawful for the Issuer to perform any of its obligations under the Indenture, the Indenture Supplement or the Notes; or

(c)          the Issuer (or any entity that has assumed its obligations under the Transaction Documents) revokes or terminates the Indenture, the Indenture Supplement or any of the Notes or the Indenture, the Indenture Supplement or any of the Notes ceases to be in full force and effect other than pursuant to its terms or is repudiated by the Issuer; or

(d)          (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, sequestrator (or similar official) of the Issuer, as appropriate, or for all or any substantial part of its property or ordering the winding up or liquidation of its affairs or its dissolution or reorganization, and in each case such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer as appropriate, or for all or any substantial part of its property, or make any general assignment for the benefit of creditors or admits its inability to pay its debts as they come due; or

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(e)          any other Event of Default provided in the Indenture Supplement under which such Series of Notes is issued or in the form of the Notes for such Series.

If an Event of Default occurs and is continuing, then, and in each and every such case, the Indenture Trustee, at the written direction of the Controlling Party of each relevant Series, shall declare that the entire principal (or, if any Notes are Original Issue Discount Notes, such portion of the principal as may be specified in the terms thereof) of all the Notes then Outstanding of such Series, and Interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that in the case of an Event of Default described in clause (d) above, all amounts payable under the Notes shall automatically become immediately due and payable, without any further action of any Person.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Notes are Original Issue Discount Notes, such portion of the principal as may be specified in the terms thereof) of the Notes of any Series (or of all the Notes, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Indenture Trustee a sum sufficient to pay all matured installments of Interest upon all the Notes of such Series (or of all the Notes, as the case may be) and the principal of any and all Notes of each such Series (or of all the Notes, as the case may be) which shall have become due otherwise than by acceleration (with Interest upon such principal and, to the extent that payment of such Interest is enforceable under Applicable Law, on overdue installments of Interest, at the same rate as the Interest Rate or Yield to Maturity (in the case of Original Issue Discount Notes) specified in the Notes of each such Series (or at the respective Interest Rates or Yields to Maturity of all the Notes, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or bad faith, and if any and all Events of Default hereunder, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case, the Noteholders of a majority in aggregate principal amount of all the Notes of each such Series, or of all the Notes, in each case voting as a single class, then Outstanding, by written notice to the Issuer and to the Indenture Trustee, may waive all defaults with respect to each such Series (or with respect to all the Notes, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

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For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Notes shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Notes shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Notes.

Section 5.02        Collection of Indebtedness by Indenture Trustee; Indenture Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of Interest on any of the Notes of any Series when such Interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Notes of any Series when the same shall have become due and payable, whether upon maturity of the Notes of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Indenture Trustee, the Issuer will pay to the Indenture Trustee for the benefit of the Noteholders of such Series the whole amount that then shall have become due and payable on all Notes of such Series for principal or Interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such Interest is enforceable under Applicable Law, on overdue installments of Interest at the same rate as the Interest Rate or Yield to Maturity (in the case of Original Issue Discount Notes) specified in the Notes of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of its gross negligence or bad faith.

Until such demand is made by the Indenture Trustee, the Issuer may pay the principal of and Interest on the Notes of any Series to the registered Noteholders, whether or not the Notes of such Series are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Notes under any applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

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(i)          to file and prove a claim or claims for the whole amount of principal and Interest (or, if the Notes of any Series are Original Issue Discount Notes, such portion of the principal amount as may be specified in the terms of such Series) owing and unpaid in respect of the Notes of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of gross negligence or bad faith) and of the Noteholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, and

(ii)          to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any Series or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes of any Series, may be enforced by the Indenture Trustee without the possession of any of the Notes of such Series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders in respect of which such action was taken.

In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Noteholders in respect to which such action was taken, and it shall not be necessary to make any Noteholders of such Notes parties to any such proceedings.

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Section 5.03        Trust Accounts. (a) The Indenture Trustee shall establish or cause to be established with an account bank that has agreed in writing to the ownership and/or security interest perfection provisions contemplated by clause (b): (i) the Dollar Collection Account, to which account all Collections denominated in US Dollars shall be deposited; (ii) the CAD Collection Account, to which account all Collections denominated in Canadian Dollars shall be deposited; (iii) a trust account for each Series (each, a “Series Account”) maintained by and in the name of the Indenture Trustee (as the customer of the account bank); and (iv) if so required under the applicable Indenture Supplement, the Debt Service Reserve Account. The above accounts shall be non-interest bearing. Amounts allocated to the applicable Series Account in respect of each Series pursuant to Section 5.04 shall be applied in accordance with the applicable Indenture Supplement.

(b)          The Indenture Trustee agrees that it shall not open any Trust Account unless the Indenture Trustee’s ownership of or security interest in such account shall be perfected, including perfection under the applicable UCC (for example, to the extent required under the applicable UCC, the bank or other financial institution at which such account is maintained shall agree in writing that: (i) each Trust Account is a “securities account” as defined in Section 8-501 of the UCC, (ii) such bank or other financial institution is a “securities intermediary” as defined in Section 8-102 of the UCC, (iii) the “securities intermediary’s jurisdiction” for such Trust Account for purposes of Section 8-110(e) of the UCC is New York, (iv) all property credited to such Trust Accounts shall be treated as “financial assets” under Article 8 of the UCC and (v) the Indenture Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC)).

(c)          During each Payment Period, Collections denominated in Canadian Dollars and deposited into the CAD Collection Account shall be retained in the CAD Collection Account until Collections denominated in US Dollars have been deposited in the Dollar Collection Account in an amount sufficient to pay in full all amounts payable in accordance with this Indenture on or before the next Payment Date other than amounts owed to the Initial Seller, after which the balance of such amounts on deposit in the CAD Collection Account will be paid to the Initial Seller (all payments under this clause to constitute a payment to the Initial Seller under its Seller Acknowledgement). At the direction of the Servicer, at any time, or on a daily basis during the existence of a Retention Event or Early Amortization Period, amounts on deposit in the CAD Collection Account shall not be distributed to the Initial Seller as provided above, and shall be converted by the Indenture Trustee into US Dollars (at the spot exchange rate quoted by the Indenture Trustee or any of its Affiliates on the date the conversion takes place) and deposited into the Dollar Collection Account for application as set forth in Section 5.04 below.

(d)          The valuation of Collections denominated in Canadian Dollars that have not been converted into US Dollars, as set forth in clause (c) above, for purposes of the computation of the Debt Service Coverage Ratio and the Pro Forma DSCR, shall be made by the Servicer at the exchange rate published by the Bank of Canada as the rate of exchange between Canadian Dollars and US Dollars at approximately 11:00 a.m. (New York City time) on the Business Day as of which the computation is made.

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(e)          Upon receipt of instructions from the Servicer to transfer the amounts set forth below included in either the Servicer’s daily report or Monthly Servicer Report that identifies any Excluded Receivables, the Indenture Trustee shall promptly transfer to the account designated for such purpose by the Initial Seller the aggregate amount of any payments deposited into a Collection Account in respect of such Excluded Receivables. If at the time of receipt of any such instructions, the corresponding amounts in respect of such Excluded Receivables have already been allocated by the Indenture Trustee as provided under Section 5.04,

(i)          no such allocation will be reversed; and

(ii)          the amounts owed to the Initial Seller or an Affiliate thereof in respect of such Excluded Receivables (an “ER Repayment”) shall be paid by the Indenture Trustee out of future Collections or other amounts deposited into the Collection Accounts in accordance with the Servicer’s instructions included in either the Servicer’s daily report or Monthly Servicer Report. The Servicer shall only give such transfer instructions so long as:

(A)       neither the Initial Seller nor any Affiliate thereof shall have received the payments or proceeds in respect of such Excluded Receivables pursuant to Section 5.04; and

(B)       such instructions shall be received by the Indenture Trustee not later than 30 Business Days after the payments in respect of such Excluded Receivables referred to therein were deposited into a Collection Account.

In no event shall the Indenture Trustee be required to make any ER Repayments more than once in any one calendar month. Following the occurrence and during the continuation of an Excess ER Event, the Servicer shall not instruct the Indenture Trustee to make any ER Repayments prior to the date on which the Servicer shall have received written notice from the Initial Seller that the Initial Seller has retained an Authorized Consultant to perform certain agreed-upon procedures (the “AUPs”).

(f)          For purposes of the foregoing:

(i)          An “Excess ER Event” shall be deemed to have occurred on the first day of the month immediately following a calendar month during which the Excluded Receivables identified by the Servicer are greater than or equal to 2.0% of the aggregate amount of Collections deposited into the Collection Account during such month, and shall continue until the last day of the third consecutive calendar month during each of which the Excluded Receivables identified by the Servicer are less than 2.0% of the aggregate amount of gross Receivables generated during such month.

(ii)          The AUPs to be performed by the Authorized Consultant shall be limited to the Excluded Receivables arising out of direct sales by the Initial Seller (the “Direct Sale Excluded Receivables”) and shall include:

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(A)         the review and verification of the amounts which, during the six-month period preceding the occurrence of an Excess ER Event, have been classified by the Servicer as Direct Sale Excluded Receivables; and

(B)          the delivery to the Indenture Trustee, the Servicer and the Initial Seller of: (1) an initial report, covering the six-month period referred to above, with the Authorized Consultant’s conclusions regarding whether the amounts characterized by the Servicer during such period as Direct Sale Excluded Receivables were correctly characterized as such in accordance with the definition of “Direct Sale Excluded Receivables”; and (2) for as long as the Excess ER Event is continuing, annual reports with the Authorized Consultant’s conclusions regarding whether the amounts characterized by the Servicer during the period covered by the report as Direct Sale Excluded Receivables were correctly characterized as such in accordance with the definition of “Direct Sale Excluded Receivables”.

The Authorized Consultant shall conduct the AUPs with statistically significant samples of the Direct Sale Excluded Receivables that are selected on a random basis. The reports shall set forth any inconsistencies or incorrect classifications of the amounts previously identified as Direct Sale Excluded Receivables in the applicable Servicing Reports.

(iii)          If after performing the AUPs, it is determined that an excess amount has been released or paid to the Initial Seller in connection with the Direct Sales Excluded Receivables, then upon the earlier of: (A) notice thereof from the Indenture Trustee acting solely at the written instruction of Noteholders of a majority in aggregate principal amount of the applicable Notes and (B) knowledge thereof by the Initial Seller, the Initial Seller shall pay an amount equal to such excess to the Indenture Trustee for deposit into the Dollar Collection Account no later than 10 Business Days after obtaining notice or knowledge thereof.

Section 5.04        Daily Allocations of Collections. Amounts in the Dollar Collection Account, net of any payments made to the Initial Seller in respect of the Excluded Receivables as provided in Section 5.03(e), shall (based solely upon information furnished to the Indenture Trustee by the Servicer pursuant to Section 2.3 of the Servicing Agreement) be: (x) allocated by the Indenture Trustee among the separate Series Accounts for all Series at the time outstanding or (y) retained in and distributed from the Dollar Collection Account for payment to the appropriate Person(s), on each New York Banking Day in the following order of priority:

(a)          first, the amounts necessary to pay the Indenture Trustee any fees and reimburse any expenses or indemnities due on or before the next Payment Date or Early Amortization Additional Payment Date shall be retained in the Dollar Collection Account and paid to the Indenture Trustee on the date(s) when due; provided that, while there shall be no cap on these amounts during the continuation of an Event of Default, so long as no Event of Default shall have occurred and be continuing, (i) the amounts payable to the Indenture Trustee under this clause (a) in any one Fiscal Quarter may not exceed U.S.$250,000 in the aggregate (any such amounts in excess of U.S.$250,000, the “Excess Amounts”) and (ii) any Excess Amounts not paid to the Indenture Trustee in any Fiscal Quarter under clause (e) below shall be carried over to the next succeeding Fiscal Quarter and, subject to subclause (i) above, paid to the Indenture Trustee);

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(b)          second, all remaining amounts in the Dollar Collection Account shall be retained in the Dollar Collection Account to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable on or before the next Payment Date or Early Amortization Additional Payment Date): (i) any fees due the Cayman Islands Registry of Companies, (ii) fees due to the administrator pursuant to the Administration Agreement, and (ii) the amount of servicing fees due the Servicer (if the Servicer is not the Initial Seller or an Affiliate thereof) payable on the next Payment Date or Early Amortization Additional Payment Date, which amounts shall be paid to such persons on such Payment Date or Early Amortization Additional Payment Date;

(c)          third, all remaining amounts in the Dollar Collection Account shall be deposited into the Series Accounts to the extent necessary to pay on a pro rata basis any Interest owing in respect of the Notes of each Series and payable on the next Payment Date or Early Amortization Additional Payment Date;

(d)          fourth, all remaining amounts in the Dollar Collection Account shall be deposited into the applicable Series Account(s) to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable for each Series) the Quarterly Amortization Amount or Principal Amortization Amount (as applicable): (i) scheduled to be paid in respect of such Series on the next Payment Date or Early Amortization Additional Payment Date (as applicable) plus (ii) scheduled to be paid in respect of such Series on any previous Payment Date or Early Amortization Additional Payment Date that has not yet been paid;

(e)          fifth, all remaining amounts in the Dollar Collection Account shall be retained in the Dollar Collection Account to the extent necessary to pay (on a pro rata basis based upon the following amounts due and payable on or before the next Payment Date or Early Amortization Additional Payment Date) each person (other than the Initial Seller, the Issuer or any Affiliate of any thereof) to whom (i) any other amount under the Transaction Documents is due and payable, including any amounts due and payable to the Indenture Trustee and not paid under clause (a) above, and (ii) any taxes payable by the Issuer that have not been paid by the Initial Seller, and paid to such persons on the dates when due;

(f)          sixth, if an Early Amortization Period shall exist, then all remaining amounts in the Dollar Collection Account (and all remaining amounts in the CAD Collection Account (following their conversion into US Dollars pursuant to Section 5.03)) will be allocated among the Series Accounts corresponding to all Notes at the time outstanding, on a pro rata basis, until the amount deposited into each such Series Account equals the Series Balance of such Series as of the next Payment Date;

(g)          seventh, if a Retention Event shall have occurred and be continuing with respect to any Series, all remaining amounts in the Dollar Collection Account shall be allocated among the Series Accounts corresponding to all Notes at the time outstanding, on a pro rata basis, until the amount deposited into each such Series Account equals the Series Balance of such Series as of the next Payment Date;

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(h)          eighth, all remaining amounts in the Dollar Collection Account shall be retained in the Dollar Collection Account to the extent necessary to pay the Issuer any other amounts under the Transaction Documents that are due and payable to the Issuer, and paid to the Issuer on the date(s) when due;

(i)          ninth, all remaining amounts in the Dollar Collection Account will be retained in the Dollar Collection Account to the extent necessary to pay the Servicer the amount of servicing fees payable to it on or before the next Payment Date or Early Amortization Additional Payment Date (if the Servicer is a Seller or an Affiliate thereof); and

(j)          tenth, all remaining amounts in the Dollar Collection Account will be paid to the Initial Seller, as agent for all the Sellers, to be allocated among the Sellers as agreed in writing amongst them (all payments under this clause to constitute a payment to the Sellers under the applicable Seller Acknowledgment).

Section 5.05       Funds in Series Accounts, Etc. (a) The Indenture Trustee shall deposit into the applicable Series Accounts: (i) the amounts allocable thereto pursuant to Section 5.04, (ii) all amounts payable by a Seller in respect of any redemption of the applicable Series or the payment of any Additional Amounts pursuant to Section 6.3 of the Assignment and Sale Agreement and (iii) any amounts allocable thereto from each Debt Service Reserve Account in respect of the Notes of any Series.

(b)          On each Payment Date, Redemption Date or Early Amortization Additional Payment Date, if applicable, the Indenture Trustee shall apply or transfer amounts from each of the applicable Series Accounts in the manner specified in the applicable Indenture Supplement (for payments to Noteholders, based upon the Noteholders of record as of the Record Date preceding such date of payment).

(c)          Upon receipt of any payments from a Seller or any other Person, which have not been transferred directly into the Dollar Collection Account or the applicable Series Account, the Indenture Trustee shall deposit such amounts into the Dollar Collection Account or the Series Account to which such amounts relate based upon written instructions from the Servicer; provided, however, that if the Indenture Trustee does not receive any such instructions as to the appropriate Trust Account as to which such amounts relate, the Indenture Trustee shall promptly deposit such amounts into the Dollar Collection Account. Each Indenture Supplement and Transaction Document shall provide that payments allocable to each Series of Notes issued pursuant to such Indenture Supplement or Transaction Document are to be made to the appropriate Series Account for such Series. In the event that any unallocated amounts are deposited into the Dollar Collection Account, the Indenture Trustee, promptly after a Responsible Officer of the Indenture Trustee obtains knowledge of such deposit, shall notify the applicable Seller of such amount on deposit and shall request by facsimile from such Seller instructions as to the appropriate application of such amounts. Pending receipt of information from such Seller, the Indenture Trustee shall retain all such amounts in the Dollar Collection Account. Upon receipt of instructions from such Seller specifying the application of such funds, the Indenture Trustee shall transfer the amounts on deposit in the Dollar Collection Account to the Series Accounts based on such instructions.

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(d)          All amounts which are on deposit in the Dollar Collection Account, each Debt Service Reserve Account or a Series Account at the close of any Business Day shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer (which may be a standing instruction) maturing on a date no later than the Business Day immediately prior to the next Payment Date. Absent such prior, specific written direction to the Indenture Trustee, all amounts on deposit in such accounts shall be held uninvested. Any interest or other gain/loss on any such investment shall remain, or be deposited, in (or be deducted from) the Dollar Collection Account, each Debt Service Reserve Account or applicable Series Account for allocation/distribution therefrom in accordance herewith, and the Indenture Trustee shall not be required to reimburse any such losses or otherwise have any liability therefor.

Section 5.06        Suits for Enforcement. Subject to Section 5.01, in case an Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

Section 5.07        Limitations on Suits by Noteholders. No Noteholder of any Series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Noteholder previously shall have given to the Indenture Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Noteholders of not less than 50% of the aggregate principal amount of the Notes of each Affected Series then Outstanding (treated as a single class) shall have made written request upon the Indenture Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Indenture Trustee by the Noteholders of a majority in aggregate principal amount of the Notes of such Affected Series then Outstanding; it being understood and intended that no one or more Noteholders of any Series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Noteholder, or to obtain or seek to obtain priority over or preference to any other such Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders of the applicable Series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.08        Rights of Noteholders Unimpaired. Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of and Interest on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Noteholder.

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Section 5.09        Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.07, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.07, every power and remedy given by this Indenture or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Indenture Trustee or by the Noteholders.

Section 5.10        Control by Noteholders. The Noteholders of a majority in aggregate principal amount of the Notes of each Series affected (with all such Series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series by this Indenture or any other Transaction Document, including the giving of any Early Amortization Event notice or the approval of any amendment, modification, supplement or waiver of any Transaction Document; provided that such direction shall not be otherwise than in accordance with any rule of law or the provisions of this Indenture and provided further that the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee shall determine that the action or proceeding so directed conflicts with law or this Indenture, would involve the Indenture Trustee in personal liability or the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of other Noteholders of all Series so affected not joining in the giving of said direction, it being understood that the Indenture Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders.

Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction or directions by Noteholders; provided that the Indenture Trustee shall have no duty, responsibility or obligation to take any such actions and, in the absence of gross negligence or willful misconduct by the Indenture Trustee, shall have no liability for failing to do so.

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Section 5.11        Waiver of Past Defaults. Prior to the acceleration of the maturity of any Notes as provided in Section 5.01, the Noteholders of the percentage specified in Section 5.01 for declaring such an acceleration with respect to the applicable Event of Default in aggregate principal amount of the Notes of any Series at the time Outstanding with respect to which such Event of Default shall have occurred and be continuing may on behalf of the Noteholders of all Notes of such Series waive any past default or Event of Default described in Section 5.01 and its consequences (other than an Event of Default described in Section 5.01(a) or 5.01(d), the waiver of which shall require the consent of all Noteholders of such Notes of such Series, at the time Outstanding) with respect to such Series only. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders of all such Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.12        Indenture Trustee to Give Notice of Default; But May Withhold in Certain Circumstances. If a default with respect to the Notes of any Series occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee shall, within five days after the occurrence of a default with respect to the Notes of any Series, give notice of all defaults, Events of Default and Early Amortization Events with respect to that Series known to the Indenture Trustee to all Noteholders of such Series in accordance with Section 6.16, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or Interest on any of the Notes of such Series, or in the payment of any sinking fund installment on such Series, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Authorized Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Series.

Section 5.13        Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Noteholder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder or group of Noteholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Notes of such Series, or, in the case of any suit relating to or arising under Section 5.01(d) hereof (if the suit relates to Notes of more than one but less than all Series), 10% in aggregate principal amount of Notes then Outstanding and affected thereby, or in the case of any suit relating to or arising under Section 5.01(d) hereof (if the suit under Section 5.01(d) hereof relates to all the Notes then Outstanding), 10% in aggregate principal amount of all Notes then Outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or Interest on any Note on or after the due date expressed in such Note or any date fixed for redemption.

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Section 5.14        Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15        Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer (including, without limitation, the Contract Rights).

Section 5.16         Priorities. Subject to Section 5.04, if the Indenture Trustee collects any money pursuant to this Article V or any other provision in the Indenture, it shall distribute such money, first, to the Indenture Trustee for amounts due under Section 6.06 hereof, and, second, to Noteholders pursuant to this Indenture and any Indenture Supplement.

ARTICLE VI

Concerning the Indenture Trustee

Section 6.01        Duties and Responsibilities of the Indenture Trustee; During Default; Prior to Default. With respect to the Noteholders of any Series issued hereunder, the Indenture Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge with respect to the Notes of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Indenture Supplement. In case an Event of Default with respect to the Notes of a Series has occurred (which has not been cured or waived), the Indenture Trustee shall exercise with respect to such Series of Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

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(a)          prior to the occurrence of an Event of Default with respect to the Notes of any Series of which a Responsible Officer of the Indenture Trustee has actual knowledge and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:

(i)          the duties and obligations of the Indenture Trustee with respect to the Notes of any Series shall be determined solely by the express provisions of this Indenture and any Indenture Supplement and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)          in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)          the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(c)          the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Noteholders pursuant to Section 5.10 relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

(d)          none of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such loss, liability or expense is not reasonably assured to it; and

(e)          in the case of an Event of Default, the Indenture Trustee shall have no right or obligation to accelerate unless it is instructed to do so in accordance with the provisions of Section 5.01.

Section 6.02        Certain Rights of the Indenture Trustee. Subject to Section 6.01:

(a)          the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Indenture Trustee need not investigate any statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein;

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(b)          any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Indenture Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c)          the Indenture Trustee may consult with counsel and any advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance upon such advice or opinion of counsel;

(d)          the Indenture Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request;

(e)          the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)          the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(g)          anything in this Indenture to the contrary notwithstanding, the Indenture Trustee shall have no liability whatsoever for or on account of punitive, special, indirect, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), whether or not any such damages were foreseeable or contemplated, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)          the Indenture Trustee shall not be deemed to have notice or knowledge of any default, Early Amortization Event or Event of Default (except a default, Early Amortization Event or Event of Default caused by a payment default) unless a Responsible Officer of the Indenture Trustee shall have received written notice or obtained actual knowledge thereof; provided that the Indenture Trustee shall be deemed to have notice of the failure of any Person to deliver funds, reports, certificates or other documents to the Indenture Trustee when scheduled to be delivered to the Indenture Trustee under the Transaction Documents to which it is a party (or a third-party beneficiary or a pledgee) (in the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume there is no default, Early Amortization Event or Event of Default);

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(i)          the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind. The Indenture Trustee nevertheless agrees that it shall: (x) sign any document provided to it that it reasonably believes is necessary or desirable to accomplish any such results and (y) at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Collateral that result from actions by, or claims against, the Indenture Trustee (including in its individual capacity) that are not related to the ownership or the administration of the Collateral for the purposes hereof (unless so instructed to take such actions at the written direction of the Controlling Party of the relevant Series in accordance with Section 5.10). The parties hereto agree that the Indenture Trustee may (but shall not be required to) file any applicable UCC financing statements, and continuation statements with respect thereto, that do not require the signature of the Issuer (provided that the Indenture Trustee shall have no liability for filing or failing to file any such UCC);

(j)          the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance or omission of such act;

(k)          the Indenture Trustee shall not be required to give any bond or surety in respect of the Collateral or the powers granted hereunder;

(l)          the Indenture Trustee shall not be responsible for delays or failures in performance resulting directly or indirectly from forces beyond its control (including, without limitation, acts of God, strikes, work stoppages, lockouts, accidents, severe weather, floods, nuclear or natural catastrophes, riots, civil or military disturbances or hostilities, acts of war or terrorism, any provision of any present or future law or regulation or any act of any governmental authority, and any interruption, loss or malfunction of utilities, communications, computer services (software or hardware) or Federal Reserve Bank wire service); it being understood that the Indenture Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(m)          in making or disposing of any investment permitted by this Indenture, the Indenture Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such affiliate is acting as a subagent of the Indenture Trustee or for any third person or dealing as principal for its own account;

(n)          delivery of reports, information and documents to the Indenture Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other entity’s compliance with any covenants under this Indenture, the Notes or any other related documents. The Indenture Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, the Notes or any other related document;

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(o)          no provision of this Indenture, the Notes or any other related document shall be deemed to impose any duty or obligation on the Indenture Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, the Notes or any other related document, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it (which determination may be based on the advice or opinion of counsel);

(p)          the rights, privileges, protections, immunities and benefits provided to the Indenture Trustee hereunder (including but not limited to its right to be indemnified) are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder and to each of its Responsible Officers and other persons or entities duly employed by the Indenture Trustee hereunder as if they were each expressly set forth herein for the benefit of the Indenture Trustee in each such capacity, Responsible Officers or employees of the Indenture Trustee mutatis mutandis;

(q)          notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Indenture Trustee to the Email Recipient. Additional information and assistance on using the encryption technology can be found at Citibank’s Secure Email website at http://www.citigroup.net/informationsecurity/dataprotect.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181;

(r)          the Indenture Trustee shall have the right to require that any directions, instructions or notices provided to it be signed by an Authorized Person (as hereinafter defined), be provided on corporate letterhead, be notarized or contain a medallion signature guarantee, or contain such other evidence as may be reasonably requested by the Indenture Trustee to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Indenture Trustee in the list of authorized signers and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Indenture Trustee of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”); and

(s)          to help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Indenture Trustee will ask for information that will allow the Indenture Trustee to identify relevant parties. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Indenture Trustee.

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Section 6.03        Indenture Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Indenture Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof.

Section 6.04        Indenture Trustee and Agents May Hold Notes; Collections, etc. The Indenture Trustee or any agent of the Issuer or the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee or such agent and, subject to Sections 5.03, 5.04 and 6.13 and, may otherwise deal with the Issuer and receive, collect, hold and retain Collections from the Issuer with the same rights it would have if it were not the Indenture Trustee or such agent.

Section 6.05        Moneys Held by Indenture Trustee. Subject to the provisions of Sections 5.03, 5.04 and 10.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Neither the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be under any liability for interest on any moneys received by it hereunder except as otherwise agreed with the Issuer.

Section 6.06        Compensation and Indemnification of Indenture Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Indenture Trustee and each predecessor Indenture Trustee upon its request on an after-tax basis for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture, including in its capacity as registrar and paying agent (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The Issuer also covenants to indemnify the Indenture Trustee and each predecessor Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including in its capacity as registrar and paying agent, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The obligations of the Issuer under this Section to compensate and indemnify the Indenture Trustee and each predecessor Indenture Trustee, including in its capacity as registrar and paying agent, and to pay or reimburse the Indenture Trustee and each predecessor Indenture Trustee, including in its capacity as registrar and paying agent, for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional Indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Indenture Trustee as such, except funds held in trust for the benefit of the Noteholders of particular Notes, and the Notes are hereby subordinated to such senior claim. As security for the performance of the obligations of the Indenture Trustee hereunder, the Indenture Trustee shall have a Lien prior to the Notes upon all property or funds held or collected by the Indenture Trustee, in its capacity as Indenture Trustee.

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The Issuer shall indemnify the Indenture Trustee, in its individual capacity, for, and shall defend and hold the Indenture Trustee harmless from and against, on an after-tax basis, any Taxes (other than gross or net income or franchise taxes on the fees, compensation and other amounts paid to the Indenture Trustee pursuant to the preceding paragraph) that may at any time be imposed, incurred or asserted against the Indenture Trustee in connection with the transactions contemplated by the Transaction Documents, whether or not the Initial Seller is obligated to indemnify or reimburse with respect to such Taxes under Section 6.3 of the Assignment and Sale Agreement or this Section.

Section 6.07        Right of Indenture Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 6.01 and 6.02 and, whenever in the administration of the trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Indenture Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08        Qualification of Indenture Trustee; Conflicting Interests. The Indenture Trustee for the Notes of any Series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act to the extent required therein. In determining whether the Indenture Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Notes of any Series, there shall be excluded for purposes of the conflicting interest provisions of such Section 310(b) the Notes of every other Series issued under this Indenture. Nothing herein shall prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 6.09        Persons Eligible for Appointment as Indenture Trustee. The Indenture Trustee for each Series of Notes hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or the District of Columbia that has a combined capital and surplus of at least U.S.$250,000,000 and both a short-term deposit rating of at least P-2 and a long-term deposit rating of at least A3 by Moody’s and A by Standard & Poor’s and, if rated by Fitch, at least the equivalent rating by any such Rating Agencies, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

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Section 6.10        Resignation and Removal; Appointment of Successor Indenture Trustee. (a) The Indenture Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to all Series of Notes by giving written notice of resignation to the Issuer and by mailing notice of such resignation to the Noteholders of then Outstanding Registered Notes of each Series at their addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may appoint or petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Noteholder of a Note or Notes of the applicable Series for at least six months may, subject to the provisions of Section 5.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)          the Indenture Trustee shall fail to comply with the provisions of Section 6.08 with respect to any Series of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Noteholder of a Note or Notes of such Series for at least six months; or

(ii)          the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any Noteholder; or

(iii)          the Indenture Trustee shall become incapable of acting with respect to any Series of Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.13, any Noteholder who has been a bona fide Noteholder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee.

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(c)          The Noteholders of a majority in aggregate principal amount of the Notes of each Series at the time Outstanding may at any time remove the Indenture Trustee and appoint a successor trustee by delivering to the Indenture Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Noteholders.

(d)          Any resignation or removal of the Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

(e)          If at any time the Indenture Trustee shall be removed as provided herein or otherwise become incapable of acting, the appointment and designation of a trustee in writing, duly acknowledged, shall be delivered to the predecessor indenture trustee and the Issuer by the successor trustee, and filed for the record in each public office, if any, in which any of the Transaction Documents are required to be filed. Any filing for record of the instrument appointing a successor indenture trustee as hereinabove provided shall be at the expense of the Issuer.

(f)          The resignation of any trustee and the instrument or instruments removing any trustee, together with all other instruments, deeds and conveyances provided for in this Section 6.10 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Issuer wherever this Indenture and any Indenture Supplement relating to a Series of Notes with respect to which such trustee is a trustee is recorded, registered and filed.

(g)          Notwithstanding replacement of the Indenture Trustee pursuant to this Section 6.10, the Issuer’s obligations under Section 6.06 shall continue for the benefit of the replaced or retired Indenture Trustee.

Section 6.11        Acceptance of Appointment by Successor Indenture Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

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If a successor trustee is appointed, the Issuer, the predecessor Indenture Trustee and each successor trustee shall execute and deliver an Indenture Supplement hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any Series as to which the predecessor Indenture Trustee is not retiring shall continue to be vested in the predecessor Indenture Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such Indenture Supplement shall constitute such trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall give notice thereof to the Noteholders of Registered Notes of each Series, by mailing such notice to such Noteholders at their addresses as they shall appear on the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.12        Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes of any Series shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes of any Series shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes of such Series or in this Indenture provided that the certificate of the Indenture Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Notes of any Series in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

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Section 6.13        Preferential Collection of Claims Against the Issuer. (a) Subject to the provisions of this Section, if the Indenture Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within three months prior to a default, as defined in Section 6.13(c), or subsequent to such a default, then, unless and until such default shall be cured, the Indenture Trustee shall set apart and hold in a special account for the benefit of the Indenture Trustee individually, the Noteholders and the holders of other indenture securities (as defined in this Section):

(i)          an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection (a)(2) of this Section, or from the exercise of any right of set-off which the Indenture Trustee could have exercised if a petition in bankruptcy had been filed by or against the Issuer upon the date of such default; and

(ii)          all property received by the Indenture Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Indenture Trustee:

(A)          to retain for its own account (1) payments made on account of any such claim by any Person (other than the Issuer) who is liable thereon, (2) the proceeds of the bona fide sale of any such claim by the Indenture Trustee to a third Person, and (3) distributions made in cash, securities or other property in respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

(B)          to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

(C)          to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Indenture Trustee shall sustain the burden of proving that at the time such property was so received the Indenture Trustee had no reasonable cause to believe that a default as defined in Section 6.13(c) would occur within three months; or

(D)          to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

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For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Indenture Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Indenture Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Indenture Trustee, the Noteholders and the holders of other indenture securities in such manner that the Indenture Trustee, such Noteholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Indenture Trustee anything on account of the receipt by it from the Issuer of the funds and property in such special account and before crediting to the respective claims of the Indenture Trustee, such Noteholders and the holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the Indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Indenture Trustee, such Noteholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Indenture Trustee, such Noteholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Indenture Trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this Section 6.13(a) as though such resignation or removal had not occurred. If any Indenture Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Section 6.13(a) if and only if the following conditions exist:

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(1)          the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Indenture Trustee had continued as trustee, occurred after the beginning of such three months’ period; and

(2)          such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b)          There shall be excluded from the operation of this Section a creditor relationship arising from:

(i)           the ownership or acquisition of securities issued under any indenture or any security or securities having a maturity of one year or more at the time of acquisition by the Indenture Trustee;

(ii)          advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the Lien of this Indenture or of discharging tax liens or other prior Liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Noteholders at the time and in the manner provided in this Indenture;

(iii)          disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(iv)          an Indebtedness created as a result of services rendered or premises rented or an Indebtedness created as a result of goods or securities sold in a cash transaction as defined in clause (c)(iii) below;

(v)          the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer; or

(vi)          the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in clause (c)(iv) of this Section.

(c)          As used in this Section:

(i)          the term “default” shall mean any failure to make payment in full of the principal of or Interest upon any of the Notes or upon the other indenture securities when and as such principal or Interest becomes due and payable;

(ii)          the term “other indenture securities” shall mean securities upon which the Issuer is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (A) under which the Indenture Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of clause (a) of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account;

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(iii)          the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(iv)          the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Indenture Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

(v)          the term “Issuer” shall mean any obligor upon the Notes.

Section 6.14        Appointment of Authenticating Agent. As long as any Notes of a Series remain Outstanding, the Indenture Trustee may, by an instrument in writing, appoint an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Indenture Trustee to authenticate Notes, including Notes issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.11. Notes of each such Series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Notes of any Series by the Indenture Trustee or to the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent for such Series and a certificate of authentication executed on behalf of the Indenture Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000 (determined as provided in Section 6.09 with respect to the Indenture Trustee) and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all Series of Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Indenture Trustee.

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Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more Series of Notes, the Indenture Trustee shall appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such Series from time to time reasonable compensation. The Authenticating Agent for the Notes of any Series shall have no responsibility or liability for any action taken by it as such at the direction of the Indenture Trustee.

Any provision of this Indenture shall be applicable to any Authenticating Agent.

Section 6.15       Representations, Warranties and Covenants of the Indenture Trustee. Citibank, N.A. represents, warrants and agrees as of the Closing Date to the Issuer as follows:

(a)          The Indenture Trustee is a national banking association or a bank and trust company, duly organized and validly existing under the laws of the United States of America, licensed to conduct a trust business in the State of New York and maintaining a corporate trust office in New York City, and, in its capacity as Indenture Trustee, has the necessary power (corporate or otherwise) and authority to accept the trusts created under this Indenture and to execute, deliver and perform all action required of it under this Indenture and to carry on its business as now conducted.

(b)          The execution, delivery and performance by the Indenture Trustee of this Indenture and the acceptance of the trusts created under this Indenture, have been duly authorized by all necessary corporate action on the part of the Indenture Trustee, and this Indenture has been duly executed and delivered by the Indenture Trustee and this Indenture constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms.

(c)          The execution, delivery and performance by the Indenture Trustee of this Indenture (i) will not violate any law, rule or regulation or any order, writ, judgment or decree of any court of the United States, its jurisdiction of organization or the State of New York governing the banking or trust powers of the Indenture Trustee and (ii) will not violate any provision of the certificate of incorporation or bylaws or other charter documents of the Indenture Trustee.

(d)          The execution, delivery and performance by the Indenture Trustee of this Indenture will not require any corporate, financial, regulatory or other action by it, including, without limitation, the authorization, consent, or approval of, the filing with, or the taking of other action by, any governmental authority of the United States, its jurisdiction of organization or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee.

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(e)          The Indenture Trustee covenants that it shall not, without the consent of Standard & Poor’s, if Standard & Poor’s is then rating any outstanding Series, waive any representation or warranty, or a breach of any representation or warranty, set forth in Schedule II hereto.

Section 6.16        Documents Furnished to the Noteholders.         (a) Subject to Section 2.13, promptly (but in no event later than five Business Days) upon its receipt thereof, the Indenture Trustee shall furnish or otherwise make available to each applicable Noteholder (and each applicable Note Owner who so requests in accordance with this paragraph) and each Rating Agency in the manner provided in Section 11.04 a copy of any material certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document it receives from the Issuer, a Seller or the Servicer pursuant to this Indenture or any other Transaction Document to be furnished to the Indenture Trustee. Upon the Indenture Trustee’s receipt from any Note Owner of a written request containing: (i) a certificate that such Person is a Note Owner and (ii) an address for delivery, the Indenture Trustee shall, until the Indenture Trustee receives notice or determines that such Person is no longer a Note Owner (which notice each such Person shall promptly provide to the Indenture Trustee), deliver to such Note Owner a copy of any such certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document promptly after its receipt thereof.

(b)        As promptly as practicable after, and in any event within five of its Business Days after, the receipt by the Indenture Trustee of notice or its actual knowledge of a Responsible Officer of any Early Amortization Event with respect to any Series (or an event that would be an Early Amortization Event with respect to any Series with the expiration of any applicable grace period, giving of notice or both), the Indenture Trustee shall promptly notify the Noteholders of such Series and each Rating Agency rating such Series.

Section 6.17        Maintenance of Agencies. (a) There shall at all times be maintained by the Indenture Trustee an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange and for final payment in the manner required by Section 2.10(c) and where notices and demands to or upon the Indenture Trustee in respect of the Transaction Documents may be served. Such office or agency shall be initially at the applicable Corporate Trust Office. The Indenture Trustee shall give written notice of any change of location thereof to the Issuer, each Seller (and, if no Seller is the Servicer, the Servicer), the Noteholders and each Rating Agency. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the applicable Corporate Trust Office.

(b)          The Indenture Trustee shall be the paying agent for the Notes. The Indenture Trustee (in its capacity as paying agent) and any other co-paying agents shall be referred to herein collectively as the “Paying Agent.”

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(c)          Any corporation or other entity into which any Authorized Agent (other than the Indenture Trustee, matters with respect to which are specified in Section 6.12) may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Article, without the execution or filing of any document or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation or other entity.

(d)          Any Authorized Agent (other than the Indenture Trustee, matters with respect to which are specified in Section 6.10) may at any time resign by giving written notice of resignation to the Indenture Trustee, the Issuer and the Initial Seller (and, if the Initial Seller is not the Servicer, the Servicer). The Issuer may, and at the request of the Indenture Trustee or the Majority Controlling Parties shall, at any time terminate the agency of any Authorized Agent (other than the Indenture Trustee, matters with respect to which are specified in Section 6.10) by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, there is no other Authorized Agent performing the functions of such Authorized Agent), the Issuer shall promptly appoint one or more qualified successor Authorized Agent(s), reasonably satisfactory to the Indenture Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Article. The Issuer shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the Indenture Trustee shall mail notice of such appointment to all applicable Noteholders as their names and addresses appear on the Register.

(e)          Other than the Indenture Trustee (for whom compensation is provided pursuant to Section 6.06), the Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable and duly documented expenses (including the reasonable costs and expenses of counsel). All such payments and reimbursements shall be made as provided in Section 5.04. The Issuer agrees that it will not agree to any annual payments (exclusive of cost reimbursements) to any such Authorized Agent in excess of U.S.$2,500 (as increased from time to time by any increase in the published U.S. Consumer Price Index from January 1, 2006) without the prior written consent of the Initial Seller.

ARTICLE VII

Concerning the Noteholders

Section 7.01        Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Noteholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Article.

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Section 7.02        Proof of Execution of Instruments and of Holding of Notes. The execution of any instrument by a Noteholder or his agent or proxy may be proved in the following manner:

(a)          The fact and date of the execution by any Noteholder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit alone shall also constitute sufficient proof of the authority of the person executing the same.

(b)          In the case of Registered Notes, the ownership of such Notes shall be proved by the Register or by a certificate of the Note registrar.

Section 7.03        Noteholders to Be Treated as Owners. The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may deem and treat the person in whose name any Note shall be registered upon the Register for such Series as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, Interest on such Note and for all other purposes; and neither the Issuer nor the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by any notice to the contrary.

Section 7.04        Notes Owned by Certain Persons Deemed Not Outstanding. In determining whether the Noteholders of the requisite aggregate principal amount of Outstanding Notes of any or all Series have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by a Seller or the Issuer with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with such Seller or the Issuer with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver only Notes which a Responsible Officer of the Indenture Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Seller, the Issuer or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Seller, the Issuer or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in reliance upon such advice. Upon request of the Indenture Trustee, the Issuer shall furnish to the Indenture Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and the Indenture Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

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Section 7.05        Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in Section 7.01, of the taking of any action by the Noteholders of the percentage in aggregate principal amount of the Notes of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Noteholder the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Noteholders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Noteholder shall be conclusive and binding upon such Noteholder and upon all future Noteholders and Note Owners of such Note and of any Notes issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Noteholders of the percentage in aggregate principal amount of the Notes of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Indenture Trustee and the Noteholders of all the Notes affected by such action.

ARTICLE VIII

Indenture Supplements

Section 8.01        Indenture Supplements Without Consent of Noteholders. The Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(a)          to convey, transfer, assign, mortgage or pledge to the Indenture Trustee as security for the Notes of one or more Series any property or assets;

(b)          to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article IX;

(c)          to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Indenture Trustee shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth;

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(d)          to cure any ambiguity or to correct or supplement any provision contained herein or in any Indenture Supplement which may be defective or inconsistent with any other provision contained herein or in any Indenture Supplement, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Noteholders;

(e)          to establish the form or terms of Notes of any Series as permitted by Sections 2.01 and 2.03; and

(f)          to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

The Indenture Trustee is hereby authorized to join with the Issuer in the execution of any such Indenture Supplement, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any Indenture Supplement authorized by the provisions of this Section may be executed without the consent of the Noteholders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 8.02, provided that in the case of an indenture or Indenture Supplement entered into for the purposes described in clause (a) of this Section, the Issuer has obtained an opinion of nationally recognized United States tax counsel to the effect that Noteholders in any then Outstanding Notes will not recognize gain or loss for United States federal income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same time in respect of such Notes as would have been the case had no such indenture or Indenture Supplement been executed.

Section 8.02        Indenture Supplements with Consent of Noteholders. With the consent (evidenced as provided in Article VII) of the Noteholders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of all Series affected by such Indenture Supplement (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Indenture Supplement or of modifying in any manner the rights of the Noteholders of each such Series; provided that no such Indenture Supplement shall, without the consent of every Noteholder of each Series adversely affected thereby: (i) reduce in any manner the amount of, or delay the timing of or alter the priority of, any payments that are required to be made on any Series of Notes, or change any date of payment on any Series of Notes, or change the place of payment where, or the coin or currency in which, any Series of Notes is payable, or impair the Indenture Trustee’s right to institute suit for the enforcement of any such payment, (ii) permit the disposition of the Collateral or any portion thereof, (iii) reduce the percentage of the aggregate outstanding principal amount of such Series that is required for any such amendment or reduce such percentage required for any waiver or instruction provided for in the Indenture or Indenture Supplements, (iv) modify Section 11.12, or (v) materially increase the discretionary authority of the Indenture Trustee.

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An Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Notes in respect of such Series of Notes, or which modifies the rights of Noteholders of such Series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Noteholders of any other Series.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such Indenture Supplement, and upon the filing with the Indenture Trustee of evidence of the consent of the Noteholders as aforesaid and other documents, if any, required by Section 7.01 or 8.04, the Indenture Trustee shall join with the Issuer in the execution of such Indenture Supplement unless such Indenture Supplement affects the Indenture Trustee’s own rights, duties, obligations, protections or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Indenture Supplement.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed Indenture Supplement, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any Indenture Supplement pursuant to the provisions of this Section, the Issuer shall give notice thereof to the Noteholders of then Outstanding Registered Notes of each Series affected thereby, by mailing a notice thereof by first-class mail to such Noteholders at their addresses as they shall appear on the Register. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Indenture Supplement.

Section 8.03        Effect of Indenture Supplement. Upon the execution of any Indenture Supplement pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Indenture Supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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Section 8.04        Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any Indenture Supplement proposed to be executed pursuant to this Article VIII complies with the applicable provisions of this Indenture and that its execution of such Indenture Supplement is authorized and permitted pursuant to the terms of this Indenture.

Section 8.05        Notation on Notes in Respect of Indenture Supplements. Notes of any Series authenticated and delivered after the execution of any Indenture Supplement pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee for such Series as to any matter provided for by such indenture supplement or as to any action taken by Noteholders. If the Issuer shall so determine, new Notes of any Series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such Indenture Supplement may be prepared by the Issuer, authenticated by the Indenture Trustee and delivered in exchange for the Notes of such Series then Outstanding.

Section 8.06        Meetings of Noteholders. (a) A meeting of Noteholders of any Series may be held at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by such Noteholders. The Indenture Trustee may at any time call a meeting of the Noteholders of any Series for any such purpose to be held at such time and at such place as the Indenture Trustee shall reasonably determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Indenture Trustee to each applicable Noteholder not less than 10 nor more than 60 days before the date fixed for the meeting. In case at any time the Issuer or Noteholders holding at least 10% of the aggregate Series Balance of any Series shall have requested the Indenture Trustee to call a meeting of the Noteholders of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Indenture Trustee shall call such a meeting for such purposes by giving notice thereof.

(b)          To be entitled to vote at any meeting of Noteholders, a Person must be a Noteholder or a Person duly appointed by an instrument in writing as proxy for a Noteholder. The quorum at any meeting of any Series called to adopt a resolution shall be Persons that would constitute the Controlling Party for such Series. Any instrument given by or on behalf of any Noteholder in connection with any consent to any modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note. Any action taken at a duly called and held meeting of any Noteholders of any Series shall be conclusive and binding on all Noteholders of such Series, whether or not they gave consent or were present at the meeting; it being understood that, in taking any actions for which an indicated portion of the Noteholders is required to approve, such level of approval shall be required. The Indenture Trustee may make such reasonable and customary regulations as it shall deem advisable for any meeting of Noteholders with respect to proof of the appointment of proxies, the record date for determining the registered Noteholders entitled to vote (which date shall be specified in the notice of meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of such meeting, the conduct of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall deem appropriate. A record of the proceedings of each meeting of Noteholders shall be prepared by the party calling the meeting and a copy thereof shall be delivered to the Issuer and the Indenture Trustee.

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Section 8.07        Amendments to Transaction Documents. If the Indenture Trustee receives a request for a consent to any amendment, modification, waiver or supplement in respect of any Transaction Document (other than this Indenture, any Indenture Supplement or any Note, amendments to each of which are addressed in Sections 8.01 and 8.02), then the Indenture Trustee shall promptly (and, in any event, within one of its Business Days) send a notice of such proposed amendment, modification, waiver or supplement to each affected Noteholder that is registered on the Register as of such date, and (if a different Person) each affected Controlling Party. The Indenture Trustee shall request from the applicable Controlling Party and Noteholders directions as to: (a) whether or not the Indenture Trustee should take or refrain from taking any action that it has the option to take and (b) whether or not to give or execute any waivers, consents, amendments, modifications or supplements that it is entitled to give or execute. Provided that such a request for such direction shall have been made, in directing any action or casting any such vote or giving any such consent, the Indenture Trustee shall vote in favor of such amendment, modification, waiver or supplement only with the consent of the applicable Controlling Party and otherwise shall vote against such amendment, modification, waiver or supplement.

ARTICLE IX

Consolidation, Merger, Sale or Conveyance

Section 9.01        Covenant Not to Merge, Consolidate, Sell or Convey property Except Under Certain Conditions. The Issuer covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (a) either the Issuer shall be the continuing corporation or the successor corporation, or in the event the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) is incorporated in the Cayman Islands, and shall expressly assume the due and punctual payment of the principal of and Interest due under the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture and each other Transaction Document to which it is a party to be performed or observed by the Issuer, by an Indenture Supplement, in form satisfactory to the Indenture Trustee, executed and delivered to the Indenture Trustee by such corporation, and (b) the Issuer, such Person or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 9.02        Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Indenture Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Indenture Trustee shall authenticate and shall deliver any Notes together which previously shall have been signed and delivered by the officers of the Issuer to the Indenture Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Indenture Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

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In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate as evidenced by an Indenture Supplement.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

Section 9.03        Opinion of Counsel Delivered to Indenture Trustee. The Indenture Trustee may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE X

Satisfaction and Discharge of Indenture; Unclaimed Moneys

Section 10.01        Satisfaction and Discharge of Indenture. If at any time (a) the Issuer shall have paid or caused to be paid the principal of and Interest on all the Notes of any Series Outstanding hereunder (other than Notes of such Series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Indenture Trustee for cancellation all Notes of any Series theretofore authenticated (other than any Notes of such Series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.11); and if, in any such case, the Issuer shall also pay or cause to be paid in full all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Notes of such Series and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and Interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Noteholders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties, indemnities and immunities of the Indenture Trustee hereunder, (v) the rights of the Noteholders of such Series as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.03) and the Indenture Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel confirming the conditions precedent have been fulfilled and such satisfaction and discharge is permitted pursuant to the terms of this Indenture and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Issuer agrees to reimburse the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Notes of such Series.

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Section 10.02        Application by Indenture Trustee of Funds Deposited for Payment of Notes. Subject to Section 10.04, all moneys deposited with the Indenture Trustee (or other trustee) pursuant to this Indenture and the Notes shall be held in trust and applied by it, in accordance with the provisions of this Indenture and the Notes, to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Noteholders of the particular Notes of such Series for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and Interest; but such money need not be segregated from other funds except to the extent required herein or in the Transaction Documents or required by law.

Section 10.03        Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Notes of any Series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such Series of Notes shall, upon written demand of the Issuer, be repaid to it or paid to the Indenture Trustee to be held and applied according to Section 3.11 and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 10.04        Return of Moneys Held by Indenture Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Indenture Trustee or any paying agent for the payment of the principal of or Interest on any Note of any Series and not applied but remaining unclaimed for two years after the date upon which such principal or Interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Indenture Trustee for such Series or such paying agent, and the Noteholder of such Series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Noteholder may be entitled to collect, and all liability of the Indenture Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Indenture Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of Registered Notes of any Series, shall at the expense of the Issuer, mail by first-class mail to Noteholders of such Notes at their addresses as they shall appear on the Register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

ARTICLE XI

Miscellaneous Provisions

Section 11.01        Incorporators, Stockholders, Authorized Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Noteholders thereof and as part of the consideration for the issue of the Notes.

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Section 11.02        Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Noteholders any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Noteholders.

Section 11.03        Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 11.04        Notices. (a) Except as otherwise provided in any Indenture Supplement for any Series, all notices, instructions, directions, requests, consents and demands delivered in connection herewith shall be in English and shall be in writing (including by fax or (except with respect to notices to the Indenture Trustee) electronic delivery) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received (including by courier), addressed as follows in the case of the Indenture Trustee, the Issuer, the Rating Agencies and each Noteholder:

If to the Indenture Trustee:	Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention: Citibank Agency & Trust - LATAM
2013-1
Telephone: 800-422-2066
Facsimile: 212-816-5527

If to the Issuer:	to its address specified in the Assignment and Sale
Agreement with a copy to the applicable Seller at its
address specified in the Assignment and Sale
Agreement

If to Fitch:	Fitch Ratings, Inc.
70 West Madison Street, Suite 1100
Chicago, IL 60602
Attention: Gregory Lane
Telephone: 312-606-2304
Facsimile: 312-263-1032

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If to Standard & Poor’s:	Standard & Poor’s
55 Water Street
New York, NY 10041
Attention: Structured Finance Ratings–Latin
American Surveillance
Telephone: 212-438-6791

If to a Noteholder:	to it at its address appearing in the Register

If delivered by fax or other electronic means, original copies of such notices, instructions, directions, requests, consents and demands shall be sent to the recipient promptly thereafter by registered mail, courier or messenger.

(b)        The Issuer, the Indenture Trustee or the Rating Agencies, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)        Any notice or communication to a Noteholder shall be deemed to have been duly given upon the mailing of such notice by first-class mail to such Noteholder or electronic delivery at its registered addresses as recorded in the Register not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed in this Indenture for the giving of such notice.

(d)        If the Issuer gives a notice or communication to any Noteholder, it shall promptly thereafter give a copy thereof to the Indenture Trustee.

(e)        The Indenture Trustee shall promptly furnish the Issuer with a copy of any material demand, notice or written communication received by the Indenture Trustee hereunder from any Noteholder.

Section 11.05        Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Indenture Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of specified documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Indenture Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

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Any certificate or statement of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an opinion of or representations by counsel, unless such officer knows that the opinion or representations with respect to the matters upon which his certificate or statement may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Issuer, upon the certificate or statement of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate or statement or representations with respect to the matters upon which his statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Indenture Trustee shall contain a statement that such firm is independent.

Section 11.06        Payments Due on Saturdays, Sundays or Holidays. If the date of maturity of Interest on or principal of the Notes of any Series or the date fixed for redemption or repayment of any such Note shall not be a Business Day, then payment of Interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no Interest shall accrue for the period after such date.

Section 11.07        Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

Section 11.08        New York Law to Govern. This Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 11.09        Waiver of Immunity; Submission to Jurisdiction and Appointment of Agent for Service of Process. (a) The Issuer represents and warrants to the Indenture Trustee and the Noteholders that it is not entitled to, and does not intend to, claim in the future any immunity from jurisdiction of any court for any reason.

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(b)        To the extent that the Issuer (including any of its revenues, assets or properties) has or hereafter may acquire any immunity from jurisdiction of any court, from service or notice, attachment prior to judgment, attachment in aid of execution of judgment, or any other legal process for enforcement of judgment in any action or proceeding in any manner arising out of this Indenture, the Notes, or the transactions contemplated hereby or thereby, the Issuer hereby irrevocably agrees not to plead or claim, and irrevocably waives any such immunity, and any defense based on such immunity, in respect of its obligations arising out of this Indenture, the Notes and the transactions contemplated hereby and thereby. Without limiting the foregoing, the Issuer hereby expressly and irrevocably waives (and agrees not to plead or claim or raise as a defense) any sovereign immunity from (i) any action or proceeding in any Federal or state court in the United States arising out of this Indenture, the Notes and the transactions contemplated hereby and thereby and (ii) attachment prior to judgment, attachment in aid of execution, or execution of a judgment arising out of this Indenture, the Notes and the transactions contemplated hereby and thereby against the revenues, assets or properties of the Issuer located in the United States.

(c)        The Issuer agrees that any legal suit, action or proceeding brought by the Indenture Trustee or any Noteholder arising out of or based upon this Indenture or the Notes may be brought in the federal courts of the United States for the Southern District of New York (and the courts of appeal thereto), and if they cannot or will not hear such an action, then in the state courts of the County and State of New York (and courts of appeal thereto), waives any claim that such proceeding has been brought in an inconvenient forum, irrevocably submits to and accepts the nonexclusive jurisdiction of such courts in any such proceeding and irrevocably hereby appoints Law Debenture Corporate Services Inc., with offices on the date hereof at 400 Madison Avenue, 4th Floor, New York, New York 10017, and its successors, as its process agent (the “Process Agent”) upon which process may be served in any such action which may be instituted in any such court. The Issuer agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Process Agent and written notice of such service to the Issuer (mailed or delivered to the Issuer at its address set forth above) shall be deemed effective service of process upon the Issuer, as the case may be. Notwithstanding the foregoing, any action based on this Indenture, the Notes or the transactions contemplated hereby or thereby may be instituted by the Indenture Trustee or any Noteholder in any competent court, including courts in the Cayman Islands and Chile.

Section 11.10        Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.11        Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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Section 11.12        Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under Applicable Law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or Interest on the Notes of any Series or any other amounts under this Indenture (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking in The City of New York the Required Currency could have been purchased with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by Applicable Law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Indenture Trustee could purchase in The City of New York the Required Currency could have been purchased with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Section 11.13        Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.14        No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this Section and neither party shall become liable by any representation, act or omission of the other contrary to the provisions hereof.

Section 11.15        Severability. Any term or provision of this Indenture that is held by a court of competent jurisdiction to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable term or provision.

76	Indenture

Section 11.16        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by applicable law.

Section 11.17        English Language. Any and all reports, certificates, notices, statements, instruments, opinions, requests, consents, directions, orders or other documents delivered to the Indenture Trustee hereunder shall be in the English language. The Indenture Trustee shall have no obligations, duties, liabilities or other responsibilities for any reports, certificates, notices, statements, instruments, opinions, requests, consents, directions, orders or other documents delivered to the Indenture Trustee in any language other than English.

ARTICLE XII

Redemption of Notes

Section 12.01        Applicability of Article. Except as may otherwise be provided in any Indenture Supplement, the provisions of this Article shall be applicable to the Notes of any Series which are redeemable before their maturity in accordance with and pursuant to the applicable Transaction Document.

Section 12.02        Notice of Redemption; Partial Redemptions. Notice of redemption to the Noteholders of Registered Notes of any Series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, or by electronic delivery at least 25 days and not more than 60 days prior to the Redemption Date to such Noteholders of such Series at their last addresses as they shall appear upon the Register. Any notice which is mailed or otherwise delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder receives the notice. Failure to give notice by mail or other delivery, or any defect in the notice to the Noteholder of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of such Series.

The notice of redemption to each such Noteholder shall specify the principal amount of each Note of such Series held by such Noteholder to be redeemed, the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that Interest accrued to the Redemption Date will be paid as specified in such notice and that on and after said date Interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note of a Series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes of such Series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Notes of any Series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Indenture Trustee in the name, as prepared by and at the expense of the Issuer.

77	Indenture

Prior to the Redemption Date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Indenture Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.11) an amount of money sufficient to redeem on the Redemption Date all the Notes of such Series so called for redemption at the appropriate Redemption Price, together with accrued Interest to the Redemption Date. The Issuer will deliver to the Indenture Trustee at least five Business Days prior to the Redemption Date an Officer’s Certificate stating the aggregate principal amount of Notes to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Indenture Trustee, prior to the giving of any notice of redemption to Noteholders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

If less than all the Notes of a Series are to be redeemed, the Indenture Trustee shall select, in such manner as it shall deem appropriate and fair which may but need not be by random lot, Notes of such Series to be redeemed in whole or in part; provided that if the Notes of such Series are held by a Depositary the Notes to be redeemed will be determined by the rules and regulations of such Depositary at such time. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes of such Series or any multiple thereof. The Indenture Trustee shall promptly notify the Issuer in writing of the Notes of such Series selected for redemption and, in the case of any Notes of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes of any Series shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 12.03        Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the Redemption Date and at the place stated in such notice at the applicable Redemption Price, together with Interest accrued to the Redemption Date, and on and after said date (unless the Issuer shall default in the payment of such Notes at the Redemption Price, together with Interest accrued to said date) Interest on the Notes or portions of Notes so called for redemption shall cease to accrue and, except as provided in Sections 6.05 and 10.04, such Notes shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Noteholders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and unpaid Interest to the Redemption Date. On the Redemption Date, said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Redemption Price, together with Interest accrued thereon to the Redemption Date; provided that payment of Interest becoming due on or prior to the Redemption Date shall be payable in the case of Registered Notes, to the Noteholders of such Registered Notes registered as such on the relevant Record Date subject to the terms and provisions of Sections 2.03 and 2.08 hereof.

If any Note called for redemption shall not be so paid, the principal shall, until paid or duly provided for, bear Interest from the Redemption Date at the Interest Rate or Yield to Maturity (in the case of an Original Issue Discount Note) borne by such Note.

78	Indenture

If requested by the Noteholder of any Note redeemed in part only, the Issuer shall execute and, upon written request of the Issuer, the Indenture Trustee shall authenticate and deliver to or on the order of the Noteholder thereof, at the expense of the Issuer, a new Note or Notes of such Series, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

Section 12.04        Exclusion of Certain Notes from Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Indenture Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 12.05        Limited Recourse and Non-Petition. The Indenture Trustee (and each Noteholder and Note Owner) shall have recourse only to the proceeds of the realization of the Contract Rights purchased by the Issuer once the proceeds have been applied in accordance with the terms of the Indenture (the “Net Proceeds”). If the Net Proceeds are insufficient to discharge all payments which, but for the effect of this clause, would then be due (the “Amounts Due”), the obligation of the Issuer shall be limited to the amounts available from the Net Proceeds and no debt shall be owed by the Issuer for any further sum. The Indenture Trustee (and each Noteholder and Note Owner, by its acceptance of a Note or a beneficial interest therein) shall not take any action or commence any proceedings against the Issuer to recover any amounts due and payable by the Issuer under this Agreement except as expressly permitted by the provisions of this Agreement. The Indenture Trustee (and each Noteholder and Note Owner) shall not take any action or commence any proceedings or petition a court for the liquidation of the Issuer, nor enter into any arrangement, reorganization or insolvency proceedings in relation to the Issuer whether under the laws of the Cayman Islands or other applicable bankruptcy laws until one year and one day after the later to occur of the payment of all of the Amounts Due or the application of all of the Net Proceeds. The provisions of this Section 12.05 shall survive the termination of this Agreement.

Section 12.06        Corporate Obligations. The Indenture Trustee (and each Noteholder and Note Owner) hereby acknowledge and agrees that the Issuer’s obligations under this Agreement, the Notes and the other Transaction Documents will be solely the corporate obligations of the Issuer, and that neither the Indenture Trustee (and each Noteholder or Note Owner) nor any other Person shall have any recourse against any of the directors, officers or employees of the Issuer for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first above written.

GUANAY FINANCE LIMITED, as Issuer

By:	/s/ Jarladth Travers
	Name:	Jarladth Travers
	Title:	Director

CITIBANK, N.A., not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Cirino Emanuele
	Name:	Cirino Emanuele
	Title:	Vice President

Indenture

SCHEDULE I

to Indenture

MAXIMUM SCHEDULED AGGREGATE BASE AMOUNT

The following examples in this Schedule are for illustrative purposes only, and are based on these assumptions:

(a)	the Aggregate Base Amounts are as follows:

On the Payment Dates falling on March 10 of each year through the Maturity Date, the highest scheduled Aggregate Base Amount due on such date is U.S.$9.66;

On the Payment Dates falling on June 10 of each year through the Maturity Date, the highest scheduled Aggregate Base Amount due on such date is U.S.$9.67;

On the Payment Dates falling on September 10 of each year through the Maturity Date, the highest scheduled Aggregate Base Amount due on such date is U.S.$9.67; and

On the Payment Dates falling on December 10 of each year through the Maturity Date, the highest scheduled Aggregate Base Amount due on such date is U.S.$11.00; and

(b)	the only applicable Series are the Series 2013-1 Notes.

Subject to the assumptions set forth above,

(i)        if the Maximum Scheduled Aggregate Base Amount is calculated on February 1 of any year, then the relevant Aggregate Base Amount would be the highest scheduled Aggregate Base Amount payable on any Payment Date occurring in March or U.S.$9.66;

(ii)        if the Maximum Scheduled Aggregate Base Amount is calculated on June 1 of any year, then the relevant Aggregate Base Amount would be the highest scheduled Aggregate Base Amount payable on any Payment Date occurring in June or U.S.$9.67; and

(iii)        if the Maximum Scheduled Aggregate Base Amount is calculated on October 1 of any year, then the relevant Aggregate Base Amount would be the highest scheduled Aggregate Base Amount payable on any Payment Date occurring in December or U.S.$11.00.

Indenture

SCHEDULE II

to Indenture

PERFECTION REPRESENTATIONS AND WARRANTIES (SECTION 3.18)

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows:

(a)        The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Issuer’s rights in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)        The Contract Rights constitute “accounts” within the meaning of the UCC.

(c)        The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens).

(d)        The Issuer has caused, or will have caused within ten (10) days after the Issuance Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Indenture Trustee under the Indenture in the Collateral.

(e)        Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral except as contemplated by the Indenture. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder, or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(f)        Notwithstanding any other provision of the Indenture, the representations and warranties set forth in this Schedule II shall be continuing, and remain in full force and effect, until such time as the Notes cease to be outstanding.

Indenture